SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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PAREXEL International Corporation
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195 West Street, Waltham, Massachusetts 02451
Telephone: 781-487-9900
Fax: 781-487-0525

October 29, 2010

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of PAREXEL International Corporation (the “Company”) to be held at 2:30 p.m., Eastern Standard Time, on Thursday, December 9, 2010, at the Doubletree Guest Suites Hotel located at 550 Winter Street, Waltham, Massachusetts 02451.

This year you are being asked to:

•	re-elect three existing directors;

•	approve our 2010 Stock Incentive Plan;

•	ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the current fiscal year ending June 30, 2011; and

•	act upon such other business as may properly come before the annual meeting or any adjournment or postponement of the meeting.

These matters are more fully described in the accompanying Notice of Annual Meeting and Proxy Statement.

Our Board of Directors urges you to read the accompanying Proxy Statement and recommends that you vote “FOR” all of the director nominees, the approval of the 2010 Stock Incentive Plan and the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm.

Our Board of Directors appreciates and encourages shareholder participation in the Company’s affairs. Whether or not you plan to attend the meeting, we urge you to vote your shares over the Internet as described in the following Proxy Statement. If you requested a copy of the proxy card by mail, you may sign, date and mail the proxy card in the envelope provided.

Thank you for your cooperation.

Very truly yours,

Josef H. von Rickenbach
Chairman of the Board and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS To Be Held On December 9, 2010
PROXY STATEMENT FOR THE ANNUAL MEETING OF SHAREHOLDERS ON DECEMBER 9, 2010
INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
PROPOSALS
Proposal 1: Re-Election of Existing Class III Directors.
CORPORATE GOVERNANCE
EXECUTIVE COMPENSATION
DIRECTORS’ COMPENSATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE OFFICERS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
REPORT OF THE AUDIT AND FINANCE COMMITTEE
Proposal 2: Approval of the 2010 Stock Incentive Plan
THE BOARD OF DIRECTORS RECOMMENDS A VOTE APPROVING THE 2010 PLAN.
Proposal 3: Ratification Of Selection Of Independent Registered Public Accounting Firm
FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
EQUITY COMPENSATION PLAN INFORMATION
OTHER MATTERS
HOUSEHOLDING OF ANNUAL MEETING MATERIALS
SHAREHOLDER PROPOSALS AND COMMUNICATIONS

195 West Street, Waltham, Massachusetts 02451
Telephone: 781-487-9900
Fax: 781-487-0525

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held On December 9, 2010

To the Shareholders of PAREXEL International Corporation:

Notice is hereby given that the Annual Meeting of Shareholders of PAREXEL International Corporation, a Massachusetts corporation, will be held at 2:30 p.m., Eastern Standard Time, on Thursday, December 9, 2010, at the Doubletree Guest Suites Hotel located at 550 Winter Street, Waltham, Massachusetts 02451, to consider and vote upon the following matters:

1.	To elect three Class III Directors to our Board of Directors, each to serve for a three-year term continuing until the annual meeting of shareholders in 2013 and until their successors are elected and qualified;

2.	To approve our 2010 Stock Incentive Plan;

3.	To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the current fiscal year ending June 30, 2011; and

4.	To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

The above items of business are more fully described in the Proxy Statement accompanying this Notice. At this time, our Board of Directors has no knowledge of any other business to be transacted at the Annual Meeting or at any adjournment thereof.

Only shareholders of record at the close of business on October 15, 2010 are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. All shareholders are cordially invited to attend the Annual Meeting in person. Your vote is important. If you are unable to attend the Annual Meeting, we urge you to cast your vote over the Internet (as instructed in the Notice of Internet Availability of Proxy Materials mailed to shareholders on October 29, 2010) as promptly as possible. You may also request a paper proxy card to submit your vote by mail, if you prefer. You may revoke your proxy in the manner described in the accompanying Proxy Statement at any time before it has been voted at the Annual Meeting.

By Order of the Board of Directors,

Douglas A. Batt
Senior Vice President, General Counsel and Secretary

Waltham, Massachusetts
October 29, 2010

PROXY STATEMENT
FOR THE ANNUAL MEETING OF SHAREHOLDERS ON DECEMBER 9, 2010

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of PAREXEL International Corporation for use at the Annual Meeting of Shareholders to be held on December 9, 2010, at 2:30 p.m., Eastern Standard Time, at the Doubletree Guest Suites Hotel located at 550 Winter Street, Waltham, Massachusetts, and at any adjournment or postponement of that meeting.

Notice of Electronic Availability of Proxy Statement and Annual Report

As permitted by Securities and Exchange Commission (“SEC”) rules, we are making this Proxy Statement and our 2010 Annual Report available to shareholders electronically via the Internet. Our 2010 Annual Report includes our annual report on Form 10-K for the fiscal year ended June 30, 2010, or Fiscal Year 2010, and other information required by the rules of the SEC. On October 29, 2010, we mailed to our shareholders a Notice of Internet Availability of Proxy Materials (“Notice”) containing instructions on how to access this Proxy Statement and our 2010 Annual Report and vote by Internet. If you received the Notice by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the Notice provides instructions on how to access and review electronically all of the important information contained in the Proxy Statement and 2010 Annual Report or to receive a printed version in the mail. The Notice also instructs you on how you may submit your proxy over the Internet or by mail.

Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting of Shareholders to Be Held on December 9, 2010

This Proxy Statement and our 2010 Annual Report are available for viewing, printing and downloading at www.edocumentview.com/prxl.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

What is the purpose of the Annual Meeting?

The Annual Meeting of Shareholders of PAREXEL International Corporation, or the Annual Meeting, will be held on Thursday, December 9, 2010, at 2:30 P.M. Eastern Standard Time, at the Doubletree Guest Suites Hotel located at 550 Winter Street, Waltham, Massachusetts. At this meeting, shareholders will be asked to re-elect three existing directors, approve our 2010 Stock Incentive Plan and ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the current fiscal year ending June 30, 2011, or Fiscal Year 2011. When used in this Proxy Statement, the terms “we,” “us,” “our,” “PAREXEL” and “the Company” mean PAREXEL International Corporation and its divisions and subsidiaries.

Where may I get directions to the location of the Annual Meeting?

Directions to the Doubletree Guest Suites Hotel located at 550 Winter Street, Waltham, Massachusetts are available on the Internet at “http://doubletree1.hilton.com/en_US/dt/hotel/BOSOWDT-Doubletree-Guest-Suites-Boston-Waltham-Massachusetts/directions.do”.

Who is entitled to attend and vote at the Annual Meeting?

Shareholders of record at the close of business on October 15, 2010, are entitled to attend and vote at the meeting. Each share of our common stock is entitled to one vote.

What do I need to bring to the Annual Meeting?

If your shares are registered in your name, you should bring proper identification to the meeting. If your shares are held in the name of a broker, trust, bank or another nominee, you will need to bring a proxy or letter from that broker, trust, bank or other nominee giving you the right to vote your shares, along with proper identification.

What constitutes a quorum at the meeting?

The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of our common stock outstanding on October 15, 2010, the record date, will constitute a quorum for purposes of the Annual Meeting. As of October 15, 2010, 59,141,604 shares of PAREXEL common stock were outstanding, with each share entitled to one vote. For purposes of determining whether a quorum exists, proxies received but marked “withhold” or “abstain” and “broker non-votes” (described below) will be counted.

How do I vote if I am a shareholder of record?

Your vote is very important. Whether or not you plan to attend the meeting, we urge you to vote.

If you are a record holder, meaning your shares are registered in your name, you may vote:

By Internet — If you have Internet access, you may submit your proxy from any location in the world by following the Internet voting instructions on the Notice you received or by following the Internet voting instructions on the proxy card or voting instruction card sent to you.

By Mail — If you request a printed copy of PAREXEL’s proxy materials, you should complete, sign and date the proxy card provided and return it in the envelope provided. No postage is required if your proxy card is mailed in the United States. If you properly complete your proxy card and our transfer agent receives it in time to vote at the meeting, your “proxy” (one of the individuals named on your proxy card) will vote your shares as you have directed.

If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the Board, as follows:

(1)	FOR the re-election of each of the three existing director nominees;

(2)	FOR the approval of our 2010 Stock Incentive Plan; and

(3)	FOR the ratification of the selection of Ernst & Young LLP as our independent auditors for the current Fiscal Year ending 2011.

If any other matter is properly presented at the meeting or if the meeting is to be postponed or adjourned, your proxy will vote your shares in accordance with his best judgment. At present, the Board knows of no other business that is intended to be brought before or acted upon at this Annual Meeting.

In Person at the Meeting — If you attend the meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot or a new proxy card, which we will provide to you at the meeting.

Please also bring proper identification to the Annual Meeting.

How do I vote if my shares are held by my broker or other nominee in “street name”?

By Internet or By Mail — If your shares are held by your broker or other nominee in “street name,” you will receive instructions from your broker, bank or other nominee explaining how you can vote your shares. You should follow those instructions.

In Person at the Meeting — If your shares are held in the name of your broker or other nominee, you must bring an account statement or letter from the broker or other nominee indicating that you were the beneficial owner of the shares on October 15, 2010, the record date for voting, and giving you the right to vote your shares. Please also bring proper identification to the Annual Meeting.

Will my shares be voted if I do not return my proxy?

If your shares are registered directly in your name, your shares will not be voted if you do not vote either by returning your proxy or voting in person by ballot at the meeting.

If your shares are held in “street name,” we encourage you to provide voting instructions to your broker, bank or other nominee by giving your proxy to them. If you are the beneficial owner of shares held in “street name” by a broker, the broker, as the record holder of the shares, is required to vote those shares in accordance with your instructions. If you do not give instructions to the broker, the broker will be entitled to vote the shares with respect to “discretionary” items, but will not be permitted to vote the shares with respect to “non-discretionary” items (resulting in a “broker non-vote”). The ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm is a “discretionary” item. The election of directors and the approval of our 2010 Stock Incentive Plan are “non-discretionary” items.

Can I change my vote or revoke my proxy?

Yes. You may change your vote or revoke your proxy at any time before the proxy is exercised at the Annual Meeting. If you are a shareholder of record, to change your vote, you may:

•	enter a new vote over the Internet;

•	mail a written notice “revoking” your earlier mailed proxy to our transfer agent, Proxy Services, c/o Computershare, P.O. Box 43126, Providence, Rhode Island 02940;

•	submit to our transfer agent a properly completed and signed proxy card with a later date; or

•	vote in person at the Annual Meeting.

Your personal attendance at the Annual Meeting does not revoke your proxy. Your last vote, prior to or at the annual meeting, is the vote that will be counted.

If your shares are held in street name, you must follow the instructions provided by your broker or other nominee to change your vote.

How do I request a paper copy of the proxy materials?

Paper copies of our proxy materials will be made available at no cost to you, but they will only be sent to you if you request them. To request a paper copy of the proxy materials follow the instructions on the Notice which you received. You will be able to submit your request for copies of the proxy materials by sending an email to the email address set forth in the Notice, by going to the Internet address set forth in the Notice or by calling the phone number provided in the Notice.

What does it mean if I receive more than one Notice of Internet Availability of Proxy Materials, or more than one proxy or voting instruction card?

It means your shares are registered differently or are held in more than one account. Please provide voting instructions for all Notices, or proxy and voting instruction cards you receive.

Who is the Company’s transfer agent?

Our transfer agent is Computershare Investor Services. Representatives of Computershare Investor Services will tabulate the votes and act as inspectors of election at the Annual Meeting.

What vote is required to approve each proposal?

(1) For the Election of Directors.  With respect to Proposal 1, the three nominees for director receiving the most votes from those shares present or represented at the Annual Meeting will be elected. If you do not vote for a particular nominee, or you withhold authority for one or all nominees, your vote will be counted for purposes of determining whether there is a quorum, but it will not count either “for” or “against” the nominee.

(2) For All Other Matters.  With respect to Proposal 2 regarding the approval of the 2010 Stock Incentive Plan and Proposal 3 regarding the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for Fiscal Year 2011, the affirmative vote of a majority of shares present or represented and voting on each proposal is required for approval. A properly executed proxy selecting “abstain” with respect to either proposal will not be voted “for” or “against” that proposal(s), but will be counted for purposes of determining the number of votes cast. Accordingly, an abstention will have the effect of a negative vote. At present, the Board knows of no matters other than these to be presented for shareholder action at the Annual Meeting.

Who pays the cost of soliciting proxies?

The cost of solicitation of proxies will be borne by PAREXEL. In addition to soliciting shareholders by mail through our regular employees, we may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have our common stock registered in the names of a nominee and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by our officers and employees may also be made of some shareholders in person or by mail, telephone or telegraph following the original solicitation. In addition, we may engage the services of The Proxy Advisory Group, LLC to assist in the solicitation of proxies for an anticipated cost of approximately $5,000 plus out of pocket expenses.

PROPOSALS

Proposal 1: Re-Election of Existing Class III Directors.

Currently, our Board of Directors, or Board, consists of seven directors and is divided into three classes, one class of three directors and two classes of two directors. Each class serves for a period of three years. The classes are arranged so that the terms of the directors in each class expire at successive annual meetings. The terms of our Class III directors expire at this Annual Meeting. Our Board has nominated each of the following incumbent Class III directors to stand for re-election for a term of three years continuing until our 2013 annual meeting and until his successor has been elected and qualified: A. Dana Callow, Jr., Christopher J. Lindop and Josef H. von Rickenbach.

We know of no reason why any of the nominees would be unable to serve as a director. However, should such a situation arise, the Board may designate a substitute nominee or, alternatively, reduce the number of directors to be elected. If a substitute nominee is selected, the persons named as proxies will vote for that substitute nominee. Any vacancies not filled at the Annual Meeting may be filled by the Board.

Below are the names, ages and certain other information of each member of our Board, including the nominees for re-election as Class III Directors. Information with respect to the number of shares of our common stock beneficially owned by each director, directly or indirectly, as of September 30, 2010, appears below under the heading “Security Ownership of Certain Beneficial Owners and Management.”

Class III Directors (Term Expires 2010)
A. Dana Callow, Jr. Age 58 Director since 1986	A. Dana Callow, Jr. was elected as a director of the Company in June 1986 and is the Presiding Director of the Board, Chairman of the Nominating and Corporate Governance Committee, and a member of the Audit and Finance Committee and Human Resources Committee. Since January 1997, Mr. Callow has served as the Managing Partner of Boston Millennia Partners, a venture capital firm. Since 1983, Mr. Callow has also served as a general partner of several Boston Capital Ventures’ limited partnerships. He is a member of the Board of Trustees of Tufts University and the Board of Overseers of Tufts University School of Medicine. He is also a member of the Board of the Tuck Center for Private Equity and Entrepreneurship at Dartmouth College. We believe Mr. Callow’s qualifications to sit on our Board of Directors include his expertise in the capital markets, corporate strategy and finance from his experience of over 25 years as a partner in the field of venture capital, as well as his experience serving on the boards of directors of several drug development and health care related companies.

Christopher J. Lindop Age 52 Director since 2006	Christopher J. Lindop was elected as a director of the Company in October 2006 and is Chairman of the Audit and Finance Committee, and a member of the Nominating and Corporate Governance Committee. Since January 2007, Mr. Lindop has served as Chief Financial Officer of Haemonetics Corporation, a global blood management company. From September 2003 to December 2006, he served as Chief Financial Officer of Inverness Medical Innovations, Inc., a global developer, manufacturer and marketer of medical diagnostic products. From June 2002 to September 2003, he served as an audit partner for Ernst & Young LLP, an accounting firm. From 1991 to June 2002, Mr. Lindop served as an audit partner with the Boston office of Arthur Andersen LLP, an accounting firm. We believe Mr. Lindop’s qualifications to sit on our Board of Directors include his accounting expertise from over 15 years of experience as a certified public accountant working for publicly traded companies, and his experience as a financial executive in the life science industries.

Josef H. von Rickenbach Age 55 Director since 1983	Josef H. von Rickenbach founded the Company in 1983 and has served as a director, Chairman of the Board and Chief Executive Officer of the Company since 1983 and as President since July 2005. He also served as President from 1983 until April 2001. Mr. von Rickenbach has also worked in the past for Schering-Plough, Inc., 3M (East), a division of 3M Company, and ERCO (later ENSECO), Inc., a diversified testing and technical consulting company. He served as Chair of the Association of Clinical Research Organizations (ACRO), a professional industry organization, in 2005 and is a member of the Board of Directors. He also serves on the Board of Directors, and as Chair of the Nominating Committee, of the New England Healthcare Institute. Mr. von Rickenbach received an M.B.A. from the Harvard University Graduate School of Business Administration and a B.S. in Business Economics from the Lucerne University of Applied Sciences and Arts in Switzerland. We believe Mr. von Rickenbach’s qualifications to sit on our Board of Directors include over 25 years of experience in the clinical research services industry, including as our founder and our Chairman and Chief Executive Officer for 27 years.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF
EACH OF THESE NOMINEES FOR DIRECTOR.

Class I Directors (Term Expires 2011)
Patrick J. Fortune Age 63 Director since 1996	Patrick J. Fortune was elected as a director of the Company in June 1996 and is Chairman of the Human Resources Committee, and a member of the Audit and Finance Committee and the Compensation Committee. Since September 2001, Dr. Fortune has served as a Partner of Boston Millennia Partners, a venture capital firm. From September 2001 to June 2005 he served as Executive Chairman of Knowledge Impact Systems, Inc., a software end user training company. From April 1999 to June 2001, he served as President, Chief Operating Officer and a director of New Era of Networks, Inc., an internet software and services company. From October 1995 to March 1999, Dr. Fortune was Vice President, Information Technology and Chief Information Officer of Monsanto Company, an agricultural, pharmaceutical and food products company. From August 1994 to July 1995, Dr. Fortune was President and Chief Operating Officer, Chief Information Officer and a member of the Board of Directors of Coram Healthcare Corporation, a medical therapy services company. From December 1991 to August 1994, Dr. Fortune was Corporate Vice President, Information Management at Bristol-Myers Squibb, a pharmaceutical company. Prior to that, Dr. Fortune was Senior Vice President and General Manager of Packaging Corporation of America, a subsidiary of Tenneco, and held several management positions with Baxter International, Inc., including: Corporate Vice President; President, Parenteral Products Division; Vice President, Research and Development; and Vice President, Information Services. Dr. Fortune also served on the Boards of CombinatoRx, Incorporated from 2006 to 2009 and EPIX Pharmaceuticals, Inc. from 2006 to 2008. We believe Dr. Fortune’s qualifications to sit on our Board of Directors include his 30 years of experience as an executive in the life sciences industries, including serving on the boards of directors of three different public life sciences companies in addition to PAREXEL, as well as serving on the boards of several private life science companies.

Ellen M. Zane Age 56 Director since 2006	Ellen M. Zane was elected as a director of the Company in July 2006 and is a member of the Compensation Committee. Since January 2004, Ms. Zane has served as President and Chief Executive Officer of Tufts Medical Center, a hospital in Boston, Massachusetts. From May 1994 to January 2004, she served as Network President for Partners Healthcare System, a physician network. Prior to 2004, Ms. Zane served as Chief Executive Officer of Quincy Hospital in Quincy, Massachusetts. Ms. Zane currently serves on the Boards of Lincare Holdings Inc., Century Capital Management Inc., and Fiduciary Trust Company. We believe Ms. Zane’s qualifications to sit on our Board of Directors include her experience of over 30 years in management of hospitals and health care related enterprises, including 16 years as an executive.

Class II Nominees (Term Expires 2012)
Eduard E. Holdener, M.D. Age 65 Director since 2008	Dr. Holdener was elected as a director of the Company in January 2008 and is a member of the Human Resources Committee. Since February 2008, Dr. Holdener has served as Chairman of NovImmune S.A., a biotechnology company. From April 1986 to February 2008, Dr. Holdener worked for F. Hoffmann-LaRoche, Ltd., a pharmaceutical company. During his tenure there he held a variety of positions, including Head of Global Pharmaceutical Development, Development Head for the Japanese division, Deputy Clinical Research Head, and several other management positions. We believe Dr. Holdener’s qualifications to sit on our Board of Directors include his 24 years of experience as an executive in the pharmaceutical and biotechnology industries.

Richard L. Love Age 67 Director since 2002	Richard L. Love was elected as a director in September 2002 and is Chairman of the Compensation Committee and a member of the Nominating and Corporate Governance Committee and the Human Resources Committee. Since January 2007, Mr. Love has served as a partner of Translational Accelerator Venture Fund (TRAC), an investment fund. From January 2003 to January 2007, he served as Chief Operating Officer of Translational Genomics Research Institute (TGen), a medical research organization, and from January 2002 to December 2004, he served as a director of ILEX Oncology, an oncology focused pharmaceutical company. From October 1994 to January 2002, Mr. Love served as President and Chief Executive Officer of ILEX Oncology. From 1991 to 1994, he served as Chief Operating Officer of the Cancer Therapy and Research Center, a cancer treatment center focused on the clinical evaluation of new agents. From 1983 to 1991, Mr. Love served as Chief Executive Officer of Triton Biosciences, Inc., a biotechnology company. Mr. Love currently serves as a director of MedTrust-Online, Cell Therapeutics, Inc., Salutaris Medical Devices Inc., SyndevRx Inc., Applied Micro Arrays Inc., CerRx Inc. and Ascalon International. We believe Mr. Love’s qualifications to sit on our Board of Directors include his experience of over 27 years as an executive in the pharmaceutical, biotechnology and medical research industries.

CORPORATE GOVERNANCE

Our Board of Directors has long believed that good corporate governance is important to ensure that we are managed for the long-term benefit of all of our shareholders. Our Board continues to review its governance practices in light of the Sarbanes-Oxley Act of 2002, SEC rules and regulations and the listing standards of NASDAQ. This proxy statement describes key corporate governance guidelines and practices that we have adopted. Complete copies of the corporate governance guidelines (as reflected in our Board of Directors Charter and Corporate Governance Principles), committee charters and the code of conduct described below are available on our website at http://www.parexel.com under the category “Investors-Corporate Governance Documents.” Alternatively, you can

request a copy of any of these documents by writing to us at PAREXEL International Corporation, 195 West Street, Waltham, Massachusetts 02451, Attention: Secretary.

Board Leadership Structure

Josef H. von Rickenbach, our Chief Executive Officer, is also the Chairman of our Board of Directors. Our Board also has a Presiding Director, A. Dana Callow, Jr., an independent director who serves as Chairman of the Nominating and Corporate Governance Committee. Mr. Callow was selected by the Board to serve as the Presiding Director for all meetings of the non-management directors held in executive session, and performs the following duties:

•	chairs meetings of the independent directors in executive session;

•	meets with any director not adequately performing his or her duties;

•	facilitates communications between members of the Board and the Chairman of the Board;

•	works with the Chairman of the Board in the preparation of Board meeting agendas and determining the need for any special meetings; and

•	consults with the Chairman of the Board regarding corporate governance and Board performance.

Our Board, upon the recommendation of our Nominating and Corporate Governance Committee, has determined that having the same individual serve as both our CEO and the Chairman of our Board is in the best interests of PAREXEL and our stockholders and consistent with good corporate governance because Mr. von Rickenbach is the director most familiar with the Company’s business and industry, and most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy. Independent directors and management have different perspectives and roles in strategy development. The Company’s independent directors bring experience, oversight and expertise from outside the company and industry, while the Chief Executive Officer brings company-specific experience and expertise. The Board believes that the combined role of Chairman and Chief Executive Officer promotes effective strategy development and execution, and facilitates information flow between management and the Board, which are essential to effective governance.

One of the key responsibilities of the Board is to develop strategic direction and hold management accountable for the execution of strategy once it is developed. The Board believes the combined role of Chairman and Chief Executive Officer, together with an independent Presiding Director having the duties described above, is in the best interest of shareholders because it provides the appropriate balance between strategy development and independent oversight of management.

Corporate Governance Guidelines

Our Board has adopted corporate governance principles to assist it in the exercise of its duties and responsibilities and to serve the best interests of us and our shareholders. These guidelines, which provide a framework for the conduct of the Board’s business, include the following:

•	the principal responsibility of the directors is to oversee the management of the Company;

•	a majority of the members of the Board shall be independent directors;

•	the independent directors shall meet regularly in executive session;

•	directors shall have full and free access to management and, as necessary and appropriate, independent advisors;

•	directors who retire from their principal current employment or materially change their current position should offer to tender their resignation to the Board;

•	new directors participate in an orientation program and all directors are expected to participate in continuing director education on an ongoing basis; and

•	at least annually the Board and its committees will conduct a self-evaluation to determine whether they are functioning effectively.

Board Determination of Independence

Under NASDAQ rules, a director of the Company will only qualify as an “independent director” if, in the opinion of our Board, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our Board has determined that none of Ms. Zane, Messrs. Callow, Lindop or Love or Drs. Fortune or Holdener has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an “independent director” as defined under Rule 5605(a)(2) of the NASDAQ Stock Market, Inc. Marketplace rules.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. While no code of conduct can replace the thoughtful behavior of an ethical director, officer or employee, we believe the Code of Business Conduct and Ethics, among other things, focuses our Board and management on areas of ethical risk, provides guidance in recognizing and dealing with ethical issues, provides mechanisms to report unethical conduct and generally helps foster a culture of honesty and accountability. Any amendment or waiver of the Code of Business Conduct and Ethics may only be made by our Board. A current copy of the Code of Business Conduct and Ethics is posted on our website, http://www.parexel.com, under the category “Investors-Corporate Governance Documents.” We intend to post on our website all disclosures that are required by law or NASDAQ stock market listing standards concerning any amendments to, or waivers from, any provision of the Code of Business Conduct and Ethics. In addition, copies of the Code of Business Conduct and Ethics are available to all shareholders upon request by writing to us at PAREXEL International Corporation, 195 West Street, Waltham, Massachusetts-02451, Attention: Secretary.

Board Meetings and Attendance

Our Board met 8 times during Fiscal Year 2010. During Fiscal Year 2010, each director attended at least 75% of the aggregate number of Board meetings and meetings held by all committees on which he or she served.

Director Attendance at Annual Meeting of Shareholders.

Our corporate governance guidelines provide that directors are expected to attend our annual meeting of shareholders. All directors attended our 2009 annual meeting of shareholders, except Dr. Holdener, who could not attend due to medical reasons.

Board Committees

Our Board has established four standing committees — Audit and Finance Committee, Compensation Committee, Human Resources Committee and Nominating and Corporate Governance Committee. Each committee operates under a charter approved by the Board. Copies of each committee’s charters are available on our website, http://www.parexel.com, under the category “Investors — Corporate Governance Documents.” Our Board has determined that all of the members of each of its four standing committees are independent as defined under applicable rules of the Nasdaq stock market, including, in the case of all members of the Audit and Finance Committee, the independence requirements contemplated by Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

Membership on each committee, as of October 1, 2010, is set forth in the following table:

Board Committee Membership

Nominating
			and Corporate	Human
	Audit and	Compensation	Governance	Resources
Name	Finance Committee	Committee	Committee	Committee

A. Dana Callow, Jr.	*		+	*
Patrick J. Fortune, PhD	*	*		+
Eduard E. Holdener, M.D.				*
Christopher J. Lindop	+		*
Richard L. Love		+	*	*
Ellen M. Zane		*
Josef H. von Rickenbach

*	Committee Member
+	Committee Chair

Audit and Finance Committee

The Audit and Finance Committee of the Board, which oversees our accounting and financial functions, met 17 times during Fiscal Year 2010. The Audit and Finance Committee has a written charter, a copy of which is posted on our website at http://www.parexel.com under the category “Investors — Corporate Governance Documents.” The Audit and Finance Committee is responsible for assisting our Board’s oversight of:

•	the integrity of our financial statements;

•	our compliance with legal and regulatory requirements;

•	the qualifications and independence of our independent registered public accounting firm; and

•	the performance of our internal audit function and independent registered public accounting firm.

In addition, the Audit and Finance Committee discusses our risk management policies and reviews and discusses with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures. The Audit and Finance Committee is directly responsible for appointing, evaluating, retaining and, when necessary, terminating our independent registered public accounting firm, and our independent registered public accounting firm reports directly to the Audit and Finance Committee. The Audit and Finance Committee also prepares the Audit and Finance Committee Report required under the rules of the Securities and Exchange Commission, which is included elsewhere in this proxy statement. The Audit and Finance Committee has established procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, including procedures for confidential and anonymous submission by our employees of concerns regarding questionable accounting or auditing matters.

Messrs. Callow and Lindop and Dr. Fortune are the current members of the Audit and Finance Committee, with Mr. Lindop serving as its chairman. Our Board has determined that Mr. Lindop is an “audit committee financial expert” as defined by applicable SEC rules.

Compensation Committee

The Compensation Committee of the Board, which reviews and makes recommendations concerning executive compensation and reviews and approves option grants and administers our stock plans, met 8 times during Fiscal Year 2010. The Compensation Committee has a written charter, a copy of which is posted on our website at http://www.parexel.com under the category “Investors — Corporate Governance Documents.” The Compensation Committee is responsible for:

•	annually reviewing and approving corporate goals and objectives relevant to Chief Executive Officer compensation;

•	determining the Chief Executive Officer’s compensation;

•	reviewing and approving or making recommendations to our Board with respect to the compensation of our other executive officers;

•	overseeing a performance evaluation of our senior executives;

•	overseeing and administering our equity incentive plans;

•	reviewing director compensation and making reports to the Nominating and Corporate Governance Committee comparing the compensation of the Company’s directors with those at comparable companies;

•	reviewing and discussing annually with management our “Compensation Discussion and Analysis,” which is included in this Proxy Statement beginning on page 16; and

•	preparing the Compensation Committee Report on Executive Compensation required by SEC rules, which is included in this Proxy Statement on page 29.

The process and procedures followed by our Compensation Committee in considering and determining executive officer compensation are described below under the heading “Compensation Discussion and Analysis”, which begins on page 16.

Ms. Zane, Mr. Love and Dr. Fortune are the current members of the Compensation Committee, with Mr. Love serving as its chairman.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee of the Board, which oversees our director nomination and compensation process, met 5 times during Fiscal Year 2010. The Nominating and Corporate Governance Committee has a written charter, a copy of which is posted on our website at http://www.parexel.com under the category “Investors — Corporate Governance Documents.” The Nominating and Corporate Governance Committee has the following principal duties:

•	identify individuals qualified to serve as members of the Board;

•	nominate persons for election as directors at the annual meeting of shareholders;

•	review and make recommendations to our Board with respect to director compensation;

•	oversee management’s general succession process;

•	develop and recommend to the Board a set of corporate governance principles applicable to the Company; and

•	oversee the annual evaluation of the Board.

The processes and procedures followed by the Nominating and Corporate Governance Committee in identifying and evaluating director candidates are described below under the heading “Director Nomination Process”, which begins on page 15.

Messrs. Callow, Lindop and Love are the current members of the Nominating and Corporate Governance Committee, with Mr. Callow serving as its chairman.

Human Resources Committee

The Human Resources Committee of the Board, which supports and serves as a resource to our management in the development and implementation of human resources principles, met 4 times during Fiscal Year 2010. The Human Resources Committee has a written charter, a copy of which is posted on our website at http://www.parexel.com under the category “Investors — Corporate Governance Documents.” The Human Resources Committee is responsible for:

•	defining and implementing appropriate human resources principles and philosophy through the Company;

•	reviewing issues and changes in strategic human resources policy;

•	reviewing management’s succession planning activities, which includes assisting in the assessment of senior management skills;

•	creating an environment that enables our personnel to achieve their full potential and allows the Company to execute on its human resources strategy; and

•	assisting senior management in their recruitment of senior personnel.

Messrs. Callow and Love and Drs. Fortune and Holdener are the current members of the Human Resources Committee, with Dr. Fortune serving as its chairman.

Director Nomination Process

The process followed by our Nominating and Corporate Governance Committee to identify and evaluate director candidates includes requests to Board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Committee and the Board.

In considering whether to recommend any particular candidate for inclusion in the Board’s slate of recommended director nominees, our Nominating and Corporate Governance Committee applies the criteria attached to the Board of Directors Charter and Corporate Governance Principles. These criteria include the candidate’s integrity, business acumen, knowledge of our business and industry, experience, diligence, conflicts of interest (if any) and the ability to act in the interests of all shareholders. The Committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. The Nominating and Corporate Governance Committee also focuses on issues of diversity, such as diversity of gender, race and national origin, education, professional experience and differences in viewpoints and skills. The Nominating and Corporate Governance Committee does not have a formal policy with respect to diversity; however, the Board and the Nominating and Corporate Governance Committee believe that it is essential that the Board members represent diverse viewpoints. Our Board believes that the backgrounds and qualifications of its directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow it to fulfill its responsibilities.

The director biographies on pages 6 to 9 indicate each nominee’s experience, qualifications, attributes and skills that led our Nominating and Corporate Governance Committee and our Board to conclude he or she should continue to serve as a director of PAREXEL. Our Nominating and Corporate Governance Committee and our Board believe that each of the nominees has the individual attributes and characteristics required of each of our directors, and the nominees as a group possess the skill sets and specific experience desired of our Board as a whole.

Shareholders may recommend individuals to our Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the shareholder or group of shareholders making the recommendation has beneficially owned more than 5% of our common stock for at least a year as of the date such recommendation is made, to Nominating and Corporate Governance Committee, c/o Secretary, PAREXEL International Corporation, 195 West Street, Waltham, Massachusetts 02451. Assuming that appropriate biographical and background material has been provided on a timely basis, the Committee will evaluate shareholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

Stockholders also have the right under our bylaws to directly nominate director candidates, without any action or recommendation on the part of the Committee or our Board, by following the procedures set forth under Section 5(a) of our bylaws.

Oversight of Risk

Our management is responsible for risk management on a day-day basis. The role of our Board and its committees regarding risk management is to oversee the risk management activities of management directly and through its committees, by discussing with management the procedures and practices utilized by management in assessing and managing risks, and by providing input on those procedures and practices. In general, our Board oversees risk management activities relating to business strategy, acquisitions, capital allocation, organizational structure and certain operational risks; our Audit and Finance Committee oversees risk management activities related to financial reporting, internal controls, and compliance with legal and regulatory requirements; our Compensation Committee oversees risk management activities relating to our compensation policies and practices; and our Nominating and Corporate Governance Committee oversees risk management activities relating to Board composition and management succession planning. Each committee reports to the full Board on a regular basis, including reports with respect to the committee’s risk oversight activities as appropriate.

INFORMATION ABOUT EXECUTIVE AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis

The Compensation Committee of the Board of Directors (the “Committee”) is responsible for establishing compensation policies with respect to the Company’s executive officers, including our Chief Executive Officer and other named executive officers of the Company named in the Summary Compensation Table on page 30. The

Committee makes compensation decisions relating to the named executive officers and informs our Board regarding such decisions.

The Committee is also responsible for preparing an assessment of the Board of Directors’ compensation. This assessment is then reviewed by the Nominating and Governance Committee of the Board of Directors, which, in turn, recommends changes in compensation to the full Board of Directors. The full Board of Directors must approve any actual changes in the compensation of our directors.

Overview of Compensation Program and Philosophy

The Committee seeks to achieve the following broad goals in connection with our executive compensation programs and decisions regarding individual compensation:

•	attract, retain and motivate the best possible executive talent;

•	ensure executive compensation is aligned with our corporate strategies and business objectives, including short-term operating goals and longer-term strategic objectives;

•	promote the achievement of key strategic and financial performance measures by linking short- and long-term cash and equity incentives to the achievement of measurable corporate and personal performance goals;

•	encourage cooperation among executives within and between different business units; and

•	align executives’ incentives with the creation of shareholder value.

To achieve these objectives, the Committee evaluates the Company’s executive compensation program with the goal of setting compensation at levels the Committee believes are competitive with those of other companies in our industry and that compete with us for executive talent. In addition, through a management incentive plan, our executive compensation program ties a substantial portion of each executive’s overall compensation to key strategic, financial and operational goals as measured by metrics such as backlog, earnings per share and business operating margin, or BOM. Additionally, compensation of executives is tied to the completion of specific personal goals identified by the Committee at the beginning of each fiscal year. We also provide a portion of our executive compensation in the form of stock option grants and/or restricted stock awards that vest over time or as a result of corporate performance. We believe that this approach helps us to retain our executives and aligns their interests with those of our shareholders by allowing them to participate in the longer term success of our company as reflected in stock price appreciation.

How Executive Compensation is Determined

The Committee is responsible for reviewing, setting and approving the compensation of our named executive officers. Information about the Committee and its composition and responsibilities can be found starting on page 13 of this proxy statement under the heading “Compensation Committee”.

Market Referencing Against Peer Groups.  The Committee uses market considerations in making its compensation decisions by benchmarking our executive compensation against compensation paid to executives in comparable roles at peer companies. The Committee feels that these groups are relevant to making its executive compensation decisions as they represent entities with whom we compete for business and/or for management talent. In connection with its compensation determinations for Fiscal Year 2010, the Committee engaged Pearl Meyer & Partners (“Pearl Meyer & Partners” or the “Consultant”), an executive compensation consulting firm, to collect and analyze compensation information from peer group companies and to help establish such compensation benchmarks. The Consultant performed no other services for the Company in Fiscal Year 2010. As part of its engagement, the Consultant provided to the Committee a review of the compensation practices at the peer group companies and a competitive assessment of the compensation of executive officers (including the named executive officers). In addition and as part of its ongoing role with the Committee, the Consultant attends some Committee meetings where executive compensation decisions are to be made in order to provide timely feedback on questions and decisions before the Committee.

For Fiscal Year 2010, the Committee established two peer groups for its compensation comparisons, one of which included public companies in our service market, which we refer to as our Industry Peer Group, and the other of which included public companies that are representative of pharmaceutical and life science companies comparable to PAREXEL in size, based on revenue and market capitalization, which we refer to as our Life Sciences Peer Group. The companies in our respective peer groups are as follows:

Industry Peer Group	Pharmaceutical/Life Sciences Peer Group

Charles River Laboratories International, Inc. Covance Inc. Inventiv Health Inc. Kendle International Inc. Pharmaceutical Product Development Inc. PharmaNet Development Group Inc. Phase Forward Inc.	Affymetrix Inc. Amylin Pharmaceuticals Inc. Bio-Rad Laboratories Inc. Covance Inc. Exelixis Inc. Haemonetics Corp.	Illumina Inc. Millipore Corp. Onyx Pharmaceuticals Inc. PerkinElmer Inc. Pharmaceutical Product Development Inc. Varian Inc.

The Committee, with the assistance of Pearl Meyer & Partners, also reviewed life-science industry-specific executive compensation survey data for comparably-sized companies. All elements of compensation were benchmarked against both peer groups and the survey data.

We do not target any specific market position in establishing compensation but generally aim to have a compensation program that is consistent with the market median, as determined by all of the collected market information. We also consider the performance of PAREXEL with respect to comparative historical profit growth and shareholder return of companies in our peer groups. Salary and target performance bonus amounts are set near the median amounts of our peer groups. Equity awards and other long term incentive compensation are intended to be benchmarked to our peer groups in a way that takes into account our financial performance relative to that of the companies in our peer groups. These are overall guidelines when establishing an executive’s compensation, and variations to these general targets may occur after considering a number of factors, including the individual executive’s past performance, tenure with the Company, experience, and the contributions and importance to the Company.

Chief Executive Officer and Compensation Committee Judgment.  Our compensation program operates not only based on the application of market referencing, but also through the judgment of the Committee and our Chief Executive Officer. We do not employ a purely formulaic approach to our compensation decisions. There are individual and corporate performance and responsibility factors and executive retention considerations that permit discretion to increase or decrease compensation based on those considerations.

In making its compensation determinations, the Committee reviews the total of all elements of compensation for each of our executive officers. In addition, in determining current and future compensation, the Committee considers the economic value as well as the retention value of prior equity grants received by our named executive officers and each executive’s compensation compared to the compensation of other executives and other employees generally. In determining the reasonableness of an executive’s total compensation, the Committee considers not only corporate, business unit and personal performance compared to targets, but also the nature of each element of compensation provided, including salary, bonus, long-term incentive compensation as well as the executive’s severance and change of control arrangements.

In addition, while the Committee has sole responsibility for approving compensation targets and awards, the Committee solicits input from our Chief Executive Officer in setting the targets, evaluating the performance, and recommending appropriate salary and incentive awards of each other executive officer. The Chief Executive Officer participates in Committee meetings at the request of the Committee in order to provide background information and explanations supporting his recommendations. However, our Chief Executive Officer does not have a vote in Committee matters. Furthermore, the Committee meets in executive session without our Chief Executive Officer present several times per year to facilitate the exchange of candid views between Committee Members.

Typically, at the beginning of each fiscal year, the Committee evaluates actual individual, business unit and corporate performance against the goals for the recently completed year. The Chief Executive Officer prepares evaluations of the other executives and recommends annual executive salary increases, management incentive bonuses and equity awards, if any, which are then reviewed and considered by the Committee. In the case of the Chief Executive Officer, the Committee conducts his individual performance evaluation and determines his compensation changes and awards. In the past, annual base salary increases, annual stock option awards and annual bonuses, to the extent granted, were implemented based on the anniversary date of the executive’s beginning employment with the Company. The evaluation and timing of executive reviews and salary increases are now aligned with a new annual review process that takes place at the same time each year, regardless of an executive’s start date. The Committee believes that this approach better supports comparative analysis of executive compensation within the Company.

Elements of our Executive Compensation Program

Overview of Compensation.  Our executive compensation program generally consists of the following elements:

•	base salary;

•	annual incentive cash bonuses;

•	equity awards;

•	health care and life insurance and other employee benefits; and

•	severance and change of control arrangements.

Using these five elements of compensation, we believe we are able to remain competitive with our peers and to ensure that our executives are appropriately incentivized to deliver short-term results while creating long-term shareholder value.

We do not have any formal or informal policy or target for allocating compensation between long-term and short-term compensation, between cash and non-cash compensation, or among the different forms of non-cash compensation. Instead, the Committee makes a judgment about what it believes to be the appropriate level and mix of the various compensation elements based on all of the criteria described below.

Base Salary.  Base salary is used to recognize the experience, skills, knowledge and responsibilities required of all of our executives. When establishing the base salary of an executive, the Committee considers the compensation of executives in our peer groups, other available compensation survey data, as well as a variety of other factors, including the historic salary levels of the executive, the nature of the individual’s responsibilities, the base salary of the individual at his or her prior place of employment if applicable, and the availability of well-qualified candidates who could assume the individual’s role. To the extent determined to be appropriate, the Committee also considers general economic conditions, the Company’s financial performance and each individual’s performance.

Base salaries of our executive officers are reviewed at least annually by the Committee. Due to uncertainty in the business environment, the base salaries of our executive officers were not changed from the fiscal year ended June 30, 2009, or Fiscal Year 2009, to Fiscal Year 2010, other than with respect to the base salary of Ulf Schneider, whose salary was adjusted as a result of changes in foreign exchange rates, as per his employment contract. The percentage increase in the base salary of each of our named executives in Fiscal Year 2010 over his respective salary for Fiscal Year 2009, is as follows:

% Base Salary Increase
from Fiscal Year 2009
Executive	to Fiscal Year 2010

Josef H. von Rickenbach	0.0%
James F. Winschel, Jr.	0.0%
Mark A. Goldberg, M.D.	0.0%
Ulf Schneider, PhD	2.1%
Kurt A. Brykman	0.0%

Cash Bonuses under Management Incentive Plan.  Executive officers are eligible to receive cash bonuses under our Management Incentive Plan, or MIP. The MIP is intended to focus our executives and other employee participants on the accomplishment of organizational goals and specific individual performance objectives identified as critical to our success. Amounts payable under the MIP are calculated as a percentage of the applicable executive’s base salary at the end of the fiscal year. The Committee establishes each executive’s percentage during the first quarter of the fiscal year based on the executive’s roles and responsibilities, the market information provided by Pearl Meyer & Partners, the executive’s target percentage in prior years, the executive’s total compensation and the executive’s performance. At the same time, the Committee sets the corporate, business unit and personal performance goals for each executive.

Corporate performance goals for each year are set by the Board as a whole. Based on these performance goals and discussions with Mr. von Rickenbach, our Chief Executive Officer, the Committee sets financial and operation targets under the MIP for the executive officers individually. For those executives who are part of a business unit, business unit performance objectives consistent with corporate objectives are set; for executives who are not part of a business unit, functional unit goals consistent with corporate goals are set. Finally, personal goals are proposed by each executive officer, reviewed by the Chief Executive Officer and approved by the Committee. Personal goals can constitute no more than 20% of the opportunity for any individual under the MIP. As an executive officer, the Chief Executive Officer’s goals are set in a similar fashion. Factors such as the effect of a goal on near-term and long-term company value (as measured by stock price), difficulty in attainment of a goal and ability of the executive officer, given his position in the organization, to impact that specific goal are all taken into account in this process.

Following the end of the fiscal year, the Committee, with the assistance of the Chief Executive Officer for all executive officers other than him, reviews actual results and performances against the goals for the prior year and determines the amounts, if any, of the bonuses to be paid to the executive officers under the MIP. The amounts actually paid are determined based on the extent to which goals for that year are achieved. The Committee may decrease a calculated payment under the MIP in certain circumstances. For example, an executive could receive a reduction in payments under the MIP when individual or business unit goals are achieved (or even overachieved) but the corporate goals are not achieved.

While payments under the MIP are calculated and paid according to the plan, the Committee reserves the right to pay additional amounts outside of the MIP in order to recognize extraordinary circumstances or performance of the executive or the Company. The Committee also reserves the right to reduce awards for individuals, or for the executive team as a whole, if, in its judgment, achievement of goals was due to unusual business or environmental factors rather than actual executive performance. In anticipation of strategic changes in the pharmaceutical industry in general, and the related impact to the CRO market in particular, the Company undertook an initiative to advance its relationships with several of its major customers from one of a supplier of services to that of a strategic partner. It was expected that in doing so, larger volumes of business could be attained. During Fiscal Year 2010, several such relationships came to fruition, resulting in sizeable contract awards. While many employees played a role in this achievement, the contributions of two executives, Mark Goldberg, M.D. and Kurt Brykman, were specifically noteworthy, and were recognized by the Compensation Committee with additional monetary awards in the amounts of $75,000 to Dr. Goldberg and $35,000 to Mr. Brykman. These discretionary bonuses were in addition to the amounts otherwise payable to the Company’s executive officers under the MIP for Fiscal Year 2010.

The Committee approved targets under the MIP for Fiscal Year 2010 in September 2009. Under the MIP for Fiscal Year 2010, the executive officers’ incentives consisted of corporate, business unit and personal goals. The corporate goals set by the Board included specific earnings per share, or EPS, and backlog objectives, and the business unit objectives were based on achieving predetermined business unit operating margin, or BOM, objectives. As noted above, many factors determine performance goals, and setting targets is both subjective and objective. In addition, the Committee believes that there is value in establishing goals that represent a performance “stretch.” For Fiscal Year 2010, Company goals were set to have a roughly 80% chance of attainment based on budgets, market conditions and historical factors. Accordingly, a specific numerical goal may be missed, but an officer’s individual performance may have reached expectations. For this reason, MIP-based goals are actually expressed in a range around a target. However, for executives to be awarded any payment under the EPS or BOM elements of the Fiscal Year 2010 MIP, at least 90% of the targeted value had to be attained. For executives to be awarded any payment under the backlog elements of the Fiscal Year 2010 MIP, 100% or more of the targeted value had to be attained. Over-achievement of EPS and BOM goals enables an individual to earn more than 100% of the targeted MIP for these components. Each percentage point of overachievement related to EPS and BOM results in an additional 2% of target bonus related to that metric being earned (up to a maximum of 150% of target for that metric). Overachievement of backlog or personal goals does not result in an additional payout. However, to the extent any such over-achievement payment would cause the Company to miss its targets, that payment is reduced.

For Fiscal Year 2010, the goals focused primarily on growing EPS and growing backlog. The specific goal regarding EPS for Fiscal Year 2010 was for the Company to realize an EPS of $0.90/share, a 9.8% increase over adjusted diluted EPS for Fiscal Year 2009. Adjusted diluted earnings per share for Fiscal Year 2009 excludes a $15 million reserve for wind-down costs and bad-debt expense related to a client’s default on a contract, and a related $7.1 million tax benefit. The specific goal regarding backlog for Fiscal Year 2010 was for the Company to realize a corporate backlog of $2.4381 billion as of June 30, 2010, a 12.0% increase over corporate backlog as it existed on June 30, 2009. With regard to the goals set by the Board for BOM objectives, in each case the Committee set an incentive objective with an expected probability of achievement of 80% based on historical performance and established budgets. With regard to the personal goals of the executives, the Committee set incentive targets with an expected probability of achievement of 80% based on historical performance and established budgets. For the Company as a whole, 120% of the EPS target was achieved, and the backlog target was met.

The personal goals for the Named Executive Officers for Fiscal Year 2010 were as follows:

•	Mr. von Rickenbach’s personal goals for Fiscal Year 2010 consisted of qualitative goals relating to core growth performance, including account management strategy and sales force effectiveness, Company technology strategy, strategy around our LEAP initiative, improvement of international cost reductions and indirect savings, profitability improvement, corporate marketing strategy, and talent management.

•	Mr. Winschel’s personal goals for Fiscal Year 2010 consisted of qualitative goals relating to the implementation of our new financial software system, account management strategy, our global tax strategy, review of specified financial functions, directing the geographic expansion of our financial team, and the development of our finance management team.

•	Dr. Goldberg’s personal goals for Fiscal Year 2010 consisted of qualitative goals relating to account management strategy, Company technology strategy, the strategy around our LEAP initiative, the expansion of specified operating areas of expertise, management development and operational improvements in a specified business, and talent management.

•	Mr. Schneider’s personal goals for Fiscal Year 2010 consisted of qualitative goals relating to account management strategy, implementing operational changes in certain of our business segments, implementing structural changes to a specific business unit, successful completion of projects for specific operating units, and the development of our human resources management team.

•	Mr. Brykman’s personal goals for Fiscal Year 2010 consisted of qualitative goals relating to business development and other operations, core revenue growth from specified business and/or service line opportunities and related cost savings, corporate marketing strategy, and account management and sales strategy.

The following incentive bonus targets under our MIP were established for the Named Executive Officers by the Committee for Fiscal Year 2010:

			Maximum	Maximum
		Target Percent	Percent	Percent		Actual Bonus
Executive	Metrics	of Base(1)	of Target(2)	of Base(3)	Bonus Target	Paid

Josef H. von Rickenbach	Backlog EPS Personal	100%	120.0%	120%	$650,000	$754,000
James F. Winschel, Jr.	Backlog EPS Personal	55%	127.5%	70.1%	$200,750	$244,915
Mark A. Goldberg, M.D.	Backlog EPS Personal BOM	65%	125.0%	81.3%	$292,500	$334,913
Ulf Schneider, PhD.	Backlog EPS Personal BOM	45%	125.0%	56.3%	$177,412	$200,025
Kurt A. Brykman	Backlog EPS Personal BOM	45%	127.5%	57.4%	$157,500	$174,667

(1)	Target incentive bonus of the executive expressed as a percentage of the executive’s base salary, assuming that MIP targets are met but not exceeded.

(2)	Maximum percentage by which an executive’s actual incentive bonus may exceed the executive’s target incentive bonus, assuming that MIP targets are exceeded.

(3)	The product of the preceding columns, which is equal to the maximum amount of incentive bonus an executive may receive under the MIP, expressed as a percentage of the executive’s base salary.

The target and maximum achievement for corporate objective goals are set forth below.

		Maximum	Actual Achievement	Payout Related to
		Achievement	Level (Percent of	Each Metric as a %
Metric	Target Goal	Level	Target Goal)	of Target Payout

Backlog	$2.4381 billion	$2.4381 billion	$2.6815 billion(1)	100%
			(110)%
EPS	$0.90	$1.13	$1.08(2) (120%)	140%
BOM	BOM targets are set to a level where the expected probability of achievement is 80% based on historical performance and established budgets.

(1)	Actual achievement level represents a 23.2% increase over corporate backlog as it existed on June 30, 2009.

(2)	Earnings per share for Fiscal Year 2010 excludes $17.3 million in restructuring related charges, $4.2 million for legal settlement costs related to a small acquisition that was completed several years ago, the release of $1.1 million in certain reserves established in the second quarter of Fiscal Year 2009 for a client contract default, an investment impairment charge of $6.2 million, an asset impairment charge of $0.4 million, and associated income taxes of approximately $5.0 million. Actual achievement level represents a 31.7% increase over adjusted diluted earnings per share for Fiscal Year 2009. Adjusted diluted earnings per share for Fiscal Year 2009 excludes a $15 million reserve for wind-down costs and bad-debt expense related to a client’s default on a contract, and a related $7.1 million tax benefit.

Equity Awards.  Our equity awards program is the primary vehicle for offering long-term incentives to our executive officers, including named executive officers. We believe that equity grants provide our executives with a strong link to our long-term performance, create an ownership culture and help to align the interest of our executive officers and our shareholders. Equity grants are intended as both a reward for contributing to the long-term success of our company and an incentive for future performance. The vesting feature of our equity grants is intended to further our goal of executive retention by providing an incentive to our named executive officers to remain in our employ during the vesting period. In determining the size of an equity grant to one of our executives, the Committee considers comparable equity awards of executives in both of our compensation peer groups, our company-level performance, the applicable executive’s previous awards and the recommendations of management and consultants to the Committee.

Equity awards have typically taken the form of stock options and restricted stock or restricted stock unit awards. However, under the terms of our stock incentive plans, we may grant equity awards other than stock options, restricted stock and restricted stock unit awards, such as stock appreciation rights. Equity-based compensation is converted to a dollar basis using accepted methods such as the Black-Scholes option pricing model and to be consistent with reporting under FASB ASC Topic 718.

The Committee approves all equity awards. The Committee reviews all components of the executive’s compensation when determining annual equity awards to ensure that an executive’s total compensation conforms to our overall philosophy and objectives. In addition, the Committee considers competitive data provided by Pearl Meyer & Partners, individual performance during the relevant fiscal year, retention levels evidenced by existing equity ownership, previous grants of stock options, restricted stock and restricted stock units, vesting schedules of outstanding stock options, restricted stock and restricted stock units, and past financial performance and future expectations.

The Committee typically makes stock option and/or restricted stock or restricted stock unit award grants to new executives, and annual grants to incumbent executives. However, the Committee has the discretion to make grants more frequently. In general, our option awards vest over four years, and restricted stock and restricted stock unit awards vest over three years. In September 2009, we made grants of restricted stock and stock options to our named executive officers for the purposes set forth above regarding the benefits of our long-term equity grants. The September 2009 award of restricted stock to Dr. Schneider was terminated and replaced with a restricted stock unit award that vested on the same terms and conditions as the original restricted stock award.

The Committee reviews and approves all equity incentive grants at regularly scheduled Committee meetings. Historically, the Committee has set the exercise price of the stock options equal to the closing price of our common stock on the Nasdaq Global Select Market on the most recent trading day prior to the grant date. We have no practice or policy under which stock options or restricted stock or restricted stock units would be granted in anticipation of future company events.

As stated above, the Compensation Committee granted annual equity awards to the Company’s named executive officers in September 2009. In determining the amount and terms of such equity awards, the Compensation Committee considered the following factors, each of which is discussed below:

•	our financial performance relative to that of the companies in our peer groups;

•	competitive data provided by Pearl Meyer & Partners;

•	the accounting charge associated with each equity award; and

•	each named executive officer’s general performance during the relevant fiscal year.

The following additional grants of restricted stock, restricted stock units, and stock options were awarded on September 15, 2010, after the end of Fiscal Year 2010 in accordance with the granting practice discussed above:

		Number of
	Number of Shares of	Securities
	Restricted Stock or	Underlying Options
Executive	Units (#)	(#)

Josef H. von Rickenbach	67,800	138,600
James F. Winschel, Jr.	13,900	28,400
Mark A. Goldberg, M.D.	18,300	37,300
Ulf Schneider, PhD.	9,000	18,500
Kurt A. Brykman	9,000	18,500

With regard to our financial performance relative to that of the companies in our peer groups, the Compensation Committee reviewed one-year and three-year revenue growth, return on equity and pre-tax income margin of the companies in our peer groups over the relevant time period and noted that the Company’s financial performance was approximately equal to the median. As a result of this analysis, the Compensation Committee decided that the amount and terms of equity awards to our named executive officers should generally track the median of the amounts and terms of equity awards granted to named executive officers at the companies in our peer groups.

Using data provided by Pearl Meyer & Partners, the Compensation Committee considered, with respect to each of our named executive officers, the market-competitive range for equity grants for executive officers of comparable positions based on the 50th percentile of the companies in our peer groups. Subject to potential adjustment in light of the analysis described in the following paragraph, the Compensation Committee determined to grant equity awards to our named executive officers based on the median dollar amount of such range. The Compensation Committee calculated the number of shares to grant to our named executive officers by dividing such median dollar amounts by the closing price of our stock on the day the determination was made by the Compensation Committee. The Compensation Committee elected to use our then-current stock price in the calculation because it determined that such metric best reflected the value of the Company’s common stock at the time of the decision.

Following those calculations, the Compensation Committee then reviewed the accounting charge that would be associated with each preliminary grant to each of our named executive officers, to determine if such charge would have a disproportionately negative effect on the Company’s financial statements. In addition, the Compensation Committee considered the general performance of each of our named executive officer’s over the course of the year, and then made a subjective determination as to whether an individual’s performance should have an impact on the size of the equity award. This evaluation was not against a pre-determined set of criteria, but was a general subjective assessment of overall individual performance during the relevant time period. Neither the Compensation Committee’s analysis of the accounting charge associated with the tentative grant to each named executive officer nor the performance of any named executive officer resulted in an adjustment to the size of the preliminary equity award to any of our named executive officers in Fiscal Year 2010. As a result, the Compensation Committee granted the equity awards in the amounts calculated as described in the preceding paragraph.

The Compensation Committee used the same methodology with respect to grants of restricted stock and restricted stock units, and grants of stock options, including the grants made after the end of Fiscal Year 2010.

Benefits and Other Compensation.  We maintain broad-based benefits that are provided to all employees, including health and dental insurance, life and disability insurance, and a 401(k) plan. During Fiscal Year 2010, we generally matched 100% of the employee contributions to our 401(k) plan, up to a maximum of 3% of the participating employee’s annual salary and not to exceed $3,000, and subject to certain additional statutory age-based dollar limitations. Named executive officers are eligible to participate in all of our employee benefit plans, in each case on the same basis as other employees. Each of our named executive officers located in the United States contributed to our 401(k) plan and their contributions were matched by the Company.

We maintain a pension arrangement for Dr. Schneider pursuant to the terms of his employment agreement. This pension provides for the payment of benefits in either a single lump-sum payment or in five equal installments after Dr. Schneider’s retirement at the age of 65, with reduced benefit payments in the event of early retirement after the age of 60. Dr. Schneider’s family would be entitled to the payment of benefits in the event of his death.

We also maintain a non-qualified deferred compensation plan, which is generally intended to provide comparable benefits above the applicable limits of our 401(k) qualified plan. Participating executives may defer up to 100% of their annual compensation. The amounts deferred are fully vested and can be invested in a number of index, tax exempt and growth fund investment vehicles. We do not make any contributions, matching or otherwise, to the non-qualified deferred compensation plan. Amounts deferred are payable in 15 annual installments once the participant has reached the age of 65, although an executive may request that payments of deferred amounts be made in a fewer number of payments. Amounts deferred are also payable on the first day of the month following termination of the participant’s employment with us for any reason prior to the age of 65 or due to total and permanent disability.

We occasionally pay relocation expenses for newly hired executive officers whom we require to relocate as a condition of their employment by us. We believe that this is a typical benefit offered by comparable companies to executives who are asked to relocate and that we would be at a competitive disadvantage in trying to attract executives if we did not offer relocation assistance.

In Fiscal Year 2010, Mr. von Rickenbach and Dr. Schneider recognized $34,144 and $12,442 in income, respectively, in connection with the use of a company car. In addition, Mr. von Rickenbach received tax gross-up payments for income taxes on his use of a company car in the amount of $14,255.

Our employee stock purchase program is generally available to all employees who work over 20 hours per week, including our executive officers so long as they own less than 5% of our common stock. Our employee stock purchase plan allows participants to purchase shares of our common stock at a 5% discount from the fair market value of the common stock at the end of the applicable purchase period. Messrs. von Rickenbach and Winschel and Dr. Schneider participated in the employee stock purchase program during Fiscal Year 2010.

Severance and Change of Control Agreements.  We have entered into employment agreements with Mr. von Rickenbach and Dr. Schneider, and Executive Change of Control/Severance Agreements with Messrs. Winschel and Brykman and Drs. Goldberg and Schneider. These agreements are described below under the caption “Employment Agreements”.

Pursuant to the employment agreements we have entered into with Mr. von Rickenbach and Dr. Schneider, and the Executive Change of Control/Severance Agreement with Messrs. Winschel and Brykman, and Drs. Goldberg and Schneider, such executives are entitled to specified benefits in the event of the termination of their employment under specified circumstances. In negotiating and establishing the terms of these agreements with our executive officers, the Committee sought to bring the executives’ employment terms in line with the severance terms of executives in our peer groups. We believe that providing these benefits helps us compete for executive talent. After reviewing the practices of companies represented in the compensation peer group, we believe that our change of control benefits are generally in line with packages offered to executives by the companies in the peer group.

Our change of control benefits are structured as “double trigger” benefits. In other words, the change of control itself does not trigger benefits; rather, benefits are paid only if the employment of the executive is terminated either by the Company without cause or by the executive for good reason during a specified period after the change of control. We believe a “double trigger” benefit maximizes shareholder value because it prevents an unintended windfall to executives in the event of a friendly change of control, while still providing executives with appropriate incentives to support any change of control that is in the best interests of the shareholders and as a result of which they believe they may lose their jobs.

We have provided more detailed information about these benefits, along with estimates of their value under various circumstances, under the captions “Employment and Change of Control Agreements” and “Potential Payments Upon Termination or Change of Control” below.

Compensation Policies and Practices as They Relate to Risk Management

We have reviewed our compensation policies and practices for all employees and concluded that any risks arising from our policies and programs are not reasonably likely to have a material adverse effect on the Company.

Tax and Accounting Considerations

Compliance with Internal Revenue Code Section 162(m).  Section 162(m) of the Internal Revenue Code of 1986, as amended generally disallows a tax deduction to public companies for certain compensation in excess of $1 million paid to our chief executive officer and the three other most highly compensated executive officers (but not including our chief financial officer). Certain compensation, including qualified performance-based compensation, will not be subject to the deduction limit if specified requirements are met. In general, we structure and administer our stock equity plans in a manner intended to comply with the performance-based exception to Section 162(m). Nevertheless, there can be no assurance that compensation attributable to future awards granted under our plans will be treated as qualified performance-based compensation under Section 162(m). In addition, the Committee reserves the right to use its judgment to authorize compensation payments that may be subject to the limit when the Committee believes such payments are appropriate and in the best interests of our company and our shareholders.

Stock Ownership Guidelines.

We do not have stock ownership guidelines for our executive officers.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis of this Proxy Statement required by Item 402(b) of Regulation S-K with our management. Based on its review and discussions with our management, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

By the Compensation Committee
of the Board of Directors

Richard L. Love (Chairman)
Patrick J. Fortune, PhD
Ellen M. Zane

EXECUTIVE COMPENSATION

The following table sets forth information regarding compensation earned by our Chief Executive Officer, our Chief Financial Officer and each of our three other most highly compensated executive officers during Fiscal Year 2010 with respect to our three most recently completed fiscal years. We refer to these executive officers as our named executive officers.

Summary Compensation Table

							Change in
							Pension
						Non-	Value and
						Equity	Nonqualified	All
						Incentive	Deferred	Other
				Stock	Option	Plan	Compensation	Compen-
		Salary	Bonus	Awards	Awards	Compensation	Earnings	sation
Name and Principal Position	Year	($)	($)	($)(1)	($)(1)	($)	($)	($)(2)	Total ($)

Josef H. von Rickenbach	2010	650,000	—	1,114,095	966,588	754,000	—	59,729	3,544,412
Chairman & Chief	2009	650,000	—	1,474,515	1,373,440	—	—	42,421	3,540,376
Executive Officer	2008	550,000	—	—	—	633,600	—	40,770	1,224,370
James F. Winschel, Jr.	2010	365,000	—	287,840	249,422	244,915	—	8,685	1,155,862
Senior Vice President and	2009	365,000	—	348,810	390,720	—	—	6,337	1,110,867
Chief Financial Officer	2008	338,000	—	—	—	224,753	—	5,555	568,308
Mark A. Goldberg, M.D.	2010	450,000	75,000	413,770	359,516	334,913	—	15,458	1,648,657
Chief Operating Officer	2009	450,000	—	475,650	592,000	—	—	8,969	1,526,619
	2008	400,000	100,000	—	—	249,000	—	11,362	760,362
Ulf Schneider, PhD.	2010	376,695	—	579,405 (3)	212,012	200,025	65,454	12,442	1,446,033
Senior Vice President and	2009	469,165	—	301,245	325,600	—	(54,542)	14,315	1,055,783
Chief Administrative Officer	2008	409,679	—	—	—	178,882	51,874	14,972	655,407
Kurt A. Brykman	2010	350,000	35,000	227,445	192,552	174,667	—	7,114	986,778
President, PACE and PAREXEL Consulting and	2009	350,000	—	285,390	296,000	—	—	5,298	936,688
Medical Communications Services	2008	324,680	—	—	—	167,866	—	4,693	497,239

(1)	These amounts represent the aggregate grant date fair value of restricted stock, restricted stock unit and stock option awards for Fiscal Year 2010, the Fiscal Year 2009 and the fiscal year ended June 30, 2008 (“Fiscal Year 2008”), respectively, in accordance with Financial Accounting Standards Codification Topic 718, Compensation-Stock Compensation, or FASB ASC Topic 718. There can be no assurance that the amounts calculated in accordance with FASB ASC Topic 718 will reflect actual amounts realized by the named executive officer for these awards during Fiscal Years 2010, 2009 or 2008. Refer to Note 12, “Stock and Employee Benefit Plans”, in the Notes to Consolidated Financial Statements included in the Annual Report on Form 10-K for Fiscal Year 2010 filed with the SEC on August 27, 2010 for the relevant assumptions used to determine the valuation of our option awards. The value as of the grant date for stock options and restricted stock units is recognized by the Company for financial reporting purposes over the number of days of service required for the grant to become vested.

(2)	“All Other Compensation” for each of our named executive officers for Fiscal Year 2010 includes the following:

	Mr. von	Mr.	Dr.	Dr.	Mr.
	Rickenbach	Winschel	Goldberg	Schneider	Brykman

Tax gross up for use of company car	$14,255	—	—	—	—
Use of company car	$34,144	—	—	$12,442	—
Company match on 401(k)	$3,000	$3,000	$3,000	—	$3,000
Premiums paid by us for life insurance plans	$8,330	$5,685	$4,457	—	$4,114
Professional development fees	—	—	$4,001	—	—
Cash proceeds from the vesting of stock options issued by a subsidiary (PAREXEL acquired all shares held by minority shareholders in 2005)	—	—	$4,000	—	—

(3)	Excludes shares of restricted stock awarded in Fiscal Year 2010, which subsequently terminated. Includes restricted stock units awarded in Fiscal Year 2010 to replace terminated restricted stock awards granted in fiscal years 2009 and 2010.

The table below shows each grant of an award made to a named executive officer under any plan during Fiscal Year 2010.

Grants of Plan-Based Awards For Fiscal Year 2010

						All other	All Other
						stock	Option	Exercise	Closing	Grant Date
			Estimated Future Payouts Under			Awards:	Awards:	or Base	Market	Fair Value
			Non-Equity Incentive Plan			Number of	Number of	Price of	Price on	of Stock
		Date of	Awards*(1)			Shares of	Securities	Option	Grant	and
	Grant	Corporate	Threshold	Target	Maximum	Stock or	Underlying	Awards	Date	Option
Name	Date	Action	($)	($)	($)	Units (#)*	Options (#)*	($/Sh)	(2)	Awards(3)

Josef H. von Rickenbach	09/09/09	09/09/09	313,300	650,000	780,000
	09/09/09	09/09/09				86,700			$12.85	$1,114,095
	09/09/09	09/09/09					155,400	$12.55	$12.85	$966,588
James F. Winschel, Jr.	09/09/09	09/09/09	72,635	200,750	255,865
	09/09/09	09/09/09				22,400			$12.85	$287,840
	09/09/09	09/09/09					40,100	$12.55	$12.85	$249,422
Mark A. Goldberg, M.D.	09/09/09	09/09/09	117,450	292,500	365,850
	09/09/09	09/09/09				32,200			$12.85	$413,770
	09/09/09	09/09/09					57,800	$12.55	$12.85	$359,516
Ulf Schneider, PhD	09/09/09	09/09/09	74,739	185,814	232,474
	06/09/09	05/19/10				28,500 (4)			$20.33	$579,405
	09/09/09	09/09/09					34,100	$12.55	$12.85	$212,012
Kurt A. Brykman	09/09/09	09/09/09	57,050	157,500	200,900
	09/09/09	09/09/09				17,700			$12.85	$227,445
	09/09/09	09/09/09					31,600	$12.55	$12.85	$192,552

*	Equity awards were granted pursuant to our 2005 Stock Incentive Plan or 2007 Stock Incentive Plan. Non-Equity awards were granted pursuant to our 2010 MIP.

(1)	These columns reflect threshold, target and maximum payout levels under our 2010 MIP. The actual amount earned by each of the individuals listed above is reported under the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table.

(2)	This column represents the closing price of the Company’s common stock on NASDAQ on the date of grant. However, pursuant to the Company’s equity compensation grant procedures, the stock option awards were granted with an exercise price equal to the closing stock price of the Company’s common stock on NASDAQ on the last trading day prior to the date of grant.

(3)	The grant date fair value is the value of the awards as determined in accordance with FASB ASC Topic 718 disregarding that the value as of the grant date of the awards is recognized by the Company for financial reporting purposes over the number of days of service required for the grant to become vested.

(4)	Restricted stock units issued to replace the following awards: 9,500 shares of restricted stock issued on September 11, 2008; and 19,000 shares of restricted stock issued on September 9, 2009 (the “2009 RS Award”). Both of these restricted stock awards terminated, and the replacement restricted stock units vest on the same dates and in the same amounts as the original restricted stock awards. Figure excludes the 2009 RS Award.

The following table sets forth information concerning restricted stock and restricted stock units that had not vested and stock options that had not been exercised for each of the named executive officers as of June 30, 2010.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards					Stock Awards
		Number of
	Number of	Securities
	Securities	Underlying Un-				Number of		Market Value
	Underlying	exercised				Shares or Units		of Shares or
	Unexercised	Options		Option	Option	of Stock that		Units of Stock
	Options	(#) Un-		Exercise	Expiration	have not		that have not
Name	(#) Exercisable	exercisable		Price ($)	Date	Vested (#)		Vested ($)(1)

Josef H. von Rickenbach	80,000	—		8.60	2/26/12	46,500	(2)	1,008,120
	80,000	—		9.81	11/17/12	86,700	(5)	1,879,656
	29,000	87,000	(3)	30.18	9/11/16	—		—
	—	155,400	(4)	12.55	9/9/17	—		—
James F. Winschel, Jr.	40,000	—		8.45	9/15/11	11,000	(2)	238,480
	30,000	—		8.55	1/27/12	22,400	(5)	485,632
	8,250	24,750	(3)	30.18	9/11/16	—		—
	—	40,100	(4)	12.55	9/9/17	—		—
Mark A. Goldberg, M.D.	12,500	37,500	(3)	30.18	9/11/16	15,000	(2)	325,200
	—	57,800	(4)	12.55	9/9/17	32,200	(5)	698,096
Ulf Schneider, PhD	30,000	—		8.45	9/15/11	28,500	(6)	617,880
	40,000	—		8.55	1/27/12	—		—
	6,875	20,625	(3)	30.18	9/11/16	—		—
	—	34,100	(4)	12.55	9/9/17	—		—
Kurt A. Brykman	100,000	—		10.00	9/8/12	9,000	(2)	195,120
	6,250	18,750	(3)	30.18	9/11/16	17,700	(5)	383,736
	—	31,600	(4)	12.55	9/9/17	—		—

(1)	Based on $21.68, the last sales price of our common stock on the NASDAQ Global Select Market on June 30, 2010, the last trading day of Fiscal Year 2010.

(2)	Shares of restricted stock granted on September 11, 2008. These shares will vest in full on September 11, 2011.

(3)	These options were granted on September 11, 2008 and vest in four equal annual installments starting on the first anniversary of the date of grant.

(4)	These options were granted on September 9, 2009 and vest in four equal annual installments starting on the first anniversary of the date of grant.

(5)	Shares of restricted stock granted on September 9, 2009. These shares will vest in full on September 9, 2012.

(6)	Restricted stock units granted on June 9, 2010. These units will vest as follows: 9,500 shares on September 11, 2011; and 19,000 shares on September 9, 2012.

The following table sets forth information concerning the exercise of stock options during Fiscal Year 2010 for each of the named executive officers. No awards of restricted stock or restricted stock units held by any named executive officer vested during Fiscal Year 2010.

Option Exercises and Stock Vested

	Option Awards
	Number of Shares
	Acquired on Exercise	Value Realized on
Name	(#)	Exercise ($)(1)

Josef H. von Rickenbach	—	—
James F. Winschel, Jr.	25,000	434,000
Mark A. Goldberg, M.D.	20,000	182,500
Ulf Schneider, PhD.	30,000	257,400
Kurt A. Brykman	—	—

(1)	Value realized on exercise is the difference between the closing sales price of our common stock on the applicable sale date and the exercise price of the options.

The following table sets forth the present value of pension benefits accrued during Fiscal Year 2010 by each of the named executive officers.

Pension Benefits

		Number of Years	Present Value of	Payments During
	Plan	Credited Service	Accumulated Benefits	Last Fiscal Year
Name	Name	(#)	($)	($)

Josef H. von Rickenbach	—	—	—	—
James F. Winschel, Jr.	—	—	—	—
Mark A. Goldberg, M.D.	—	—	—	—
Ulf Schneider, PhD.	N/A	11.5	422,646 (1)	—
Kurt A. Brykman	—	—	—	—

(1)	The Present Value of Accumulated Benefits is calculated based on actuarial calculations compliant with ASC 715. Actuarial calculations are based upon generally accepted rates for mortality and morbidity used in the German “Richttafeln 2005G” published by Dr. Klaus Heubeck. Assumptions include an interest rate of 4.75% and an annual retirement benefit increase of 2.0% during retirement.

We provide pension benefits to Dr. Schneider, which is the competitive practice in Germany, where Dr. Schneider resides. The table reflects the present value of benefits accrued by Dr. Schneider. The material terms of Dr. Schneider’s pension benefits are described beginning on page 26. The amounts to which Dr. Schneider is entitled are not based on any formula, but are a fixed amount pursuant to contract.

The following table sets forth information concerning contributions from the named executive officers to our Nonqualified Deferred Compensation Plan for Fiscal Year 2010.

Nonqualified Deferred Compensation

	Executive	Registrant	Aggregate	Aggregated	Aggregate
	Contributions in	Contributions in	Earning	Withdrawals/	Balance at
Name	Last FY ($)(1)	Last FY ($)	in Last FY ($)(2)	Distributions ($)	Last FY End ($)(3)

Josef H. von Rickenbach	—	—	42,169	—	915,975
James F. Winschel, Jr.	—	—	33,326	—	150,171
Mark A. Goldberg, M.D.	—	—	—	—	—
Ulf Schneider, PhD.	64,673	—	46,913	—	324,029
Kurt A. Brykman	—	—	7,643	—	42,810

(1)	Amounts in this column are reported as compensation for Fiscal Year 2010 in the Summary Compensation Table on page 30.

(2)	Amounts in this column are not reported as compensation for Fiscal Year 2010 in the Summary Compensation Table on page 30.

(3)	Of the amounts reported in this column, the following amounts have been reported in the Summary Compensation Tables of our proxy statements for previous years: Mr. von Rickenbach — $964,680; Mr. Winschel — $137,440; Dr. Goldberg — $0; Dr. Schneider — $280,748; and Mr. Brykman — $50,000.

Our Nonqualified Deferred Compensation Plan is a non-qualified deferred compensation plan which is generally intended to provide comparable benefits above the applicable limits of our 401(k) qualified plan. A participating executive may defer up to 100% of his annual compensation. The amounts deferred are fully vested and are invested in conservative investment vehicles. We do not make any contributions, matching or otherwise. Amounts deferred are payable in 15 annual installments once the participant has reached the age of 65, although a participant may request fewer payments. Amounts deferred are also payable on the first day of the month following termination of the participating executive’s employment with us prior to the age of 65 for any reason or due to total and permanent disability.

Employment and Change of Control Agreements

We have entered into agreements with each of our named executive officers, the terms of which are summarized below. In addition, each of the executive officers of the Company is bound by the terms of a Key Employee Agreement, pursuant to which confidential information proprietary to the Company obtained during the term of employment by the Company may not be disclosed by the employee during or subsequent to such term of employment, and pursuant to which the employee agrees not to compete with the business of the Company during, and for one year subsequent to, the term of employment.

Mr. von Rickenbach

We have entered into an amended and restated employment agreement, dated April 15, 2008, with Mr. von Rickenbach. This agreement expires on April 15, 2011 and will automatically renew for additional three year periods, unless either party opts not to renew at least 90 days prior to the end of any applicable three year period. Under the terms of the agreement, in the event we terminate the agreement by non-renewal, all unexpired stock options and awards of restricted stock held by Mr. von Rickenbach would vest and he would receive a lump sum payment for any salary, incentive payments and benefits, perquisites and services earned through the last day of the term of the agreement.

In addition, in the event of termination by us other than for “cause” (as defined in the agreement), or by Mr. von Rickenbach for “good reason” (as defined in the agreement), and not in connection with a “change of control” of the Company (as defined in the agreement), or for termination due to death or disability, Mr. von Rickenbach would be entitled to receive (i) a lump sum cash payment equal to the amount of base salary, bonus payments and benefits, perquisites and services that otherwise would have been payable to him for the three year period following termination, (ii) the vesting of all unexpired stock options and awards of restricted stock, and (iii) a lump sum cash payment for all other awards under any other long term incentive plan.

In the event of termination by us other than for cause, or by Mr. von Rickenbach for good reason, during the period beginning 12 months prior to, and ending 18 months following, a change of control, Mr. von Rickenbach would be entitled to receive (i) a lump sum cash payment equal to the amount of base salary, bonuses and benefits, perquisites and services that would have been payable if he had remained an employee of the Company through the date of the change of control, (ii) a lump sum cash payment equal to the amount of base salary, incentive payments and benefits, perquisites and services that otherwise would have been payable to him for the three year period following the change of control, (iii) outplacement services and (iv) the vesting of all unexpired stock options, awards of restricted stock and other long term incentive programs. The agreement further provides that benefits will be supplemented by an additional payment to “gross up” Mr. von Rickenbach for any excise tax under the “golden parachute” tax provisions of Section 280G of the Internal Revenue Code of 1986, as amended, or the Code, unless the value of all payments to be received under this agreement would be greater when subjected to a specified cap (in which case the benefit payments will be so capped).

Messrs. Winschel and Brykman and Drs. Goldberg and Schneider

Effective April 15, 2008, we entered into Executive Change of Control/Severance Agreements with each of Messrs. Winschel and Brykman and, effective October 31, 2008, Dr. Goldberg, and, effective November 5, 2009, Dr. Schneider. Under the terms of these agreements if the executive’s employment is terminated without “cause” (as defined in the agreement), he would be entitled to receive a lump sum cash payment equal to 12 months of his base salary plus the pro rata share of the bonus that would have been payable to him during the year in which termination occurs. Dr. Goldberg would also be entitled to accelerated vesting of stock options, shares of restricted stock and capital accumulation benefits in this situation. If we terminate the executive’s employment without cause during the period beginning nine months prior to, and ending 18 months following, a “change of control” of the Company (as defined in the agreement), or the executive terminates his employment “for good reason” (as defined in the agreement) during the 18 month period following a change of control, he would be entitled to receive (i) a lump sum cash payment equal to 12 months of his monthly salary plus the target bonus that would have been payable to him during the 12-month period following termination, (ii) accelerated vesting of stock options, shares of restricted stock, other outstanding awards issued under the Company’s stock incentive plans, and capital accumulation benefits and (iii) continued insurance benefit coverage substantially similar to the coverage he had been receiving prior to any such termination. The agreement further provides that the benefits will be supplemented by an additional payment to “gross up” the executive for any excise tax under the “golden parachute” tax provisions of the Code.

In addition, PAREXEL International GmbH, a wholly owned subsidiary of the Company, which we refer to as PAREXEL Germany, and Dr. Schneider have entered into an employment agreement dated as of February 21, 2005. The agreement has an indefinite term, but automatically terminates at the end of 2022, the year in which Dr. Schneider turns 65. The agreement may also be terminated by either party upon six months notice for any reason, or immediately for cause. Pursuant to the agreement, Dr. Schneider serves as Managing Director of PAREXEL Germany and has responsibility for its commercial and administrative business activities. Dr. Schneider simultaneously serves as a corporate vice president and member of the Executive Committee and the Business Review Committee of PAREXEL. Dr. Schneider receives an annual base salary paid partly in Euros and partly in US Dollars. The portion of his salary paid in US dollars is subject to adjustment on a quarterly basis in the event of currency fluctuations. He is also eligible for an annual bonus pursuant to the Company’s Management Incentive Plan, with an initial bonus potential of up to 40% of his base salary, as well as life insurance and access to a company car. Dr. Schneider or his family will be entitled to six months salary in the event of his death or incapacity during the term of this Agreement. His salary is subject to review according to Company policy. The agreement includes confidentiality, inventions assignment and non-compete provisions.

Potential Payments Upon Termination or Change of Control

The tables below show the estimated incremental value transfer to each named executive officer under various scenarios relating to a termination of employment. The tables below assume that such termination occurred on June 30, 2010 and are calculated using a stock price of $21.68, the closing price of our common stock as reported on the NASDAQ Global Select Market on June 30, 2010, the last day of trading of Fiscal Year 2010. The actual amounts that would be paid to any named executive officer can only be determined at the time of an actual termination of employment and would vary from those listed below. The estimated amounts listed below are in addition to any retirement, welfare and other benefits that are generally available to employees.

						Termination
						Without Cause or
						for Good Reason
				Termination		in Connection
		Death/		Without Cause or		with a Change of
Name	Benefit(1)	Disability		for Good Reason		Control

Josef H. von Rickenbach(2)	Salary Payments	$3,900,000	(3)	$3,900,000	(3)	$3,900,000	(4)
	Continued Benefits, Perquisites and Services	$167,311	(5)	$167,311	(5)	$167,311	(6)
	Outplacement Services	N/A		N/A		$35,000	(7)
	Market Value of Stock Option Vesting(8)	$1,418,802	(9)	$1,418,802	(9)	$1,418,802	(9)
	Long Term Incentives(8)	$2,887,776	(10)	$2,887,776	(10)	$2,887,776	(10)
	Tax Gross Up	N/A		N/A		$0	(15)
	Total	$8,373,889		$8,373,889		$8,408,889
James F. Winschel, Jr.	Salary Payments	N/A		$609,915	(11)	$565,750	(12)
	Insurance Coverage	N/A		N/A		$18,982	(13)
	Market Value of Stock Option/Restricted Stock Vesting(8)	$1,090,225	(14)	N/A		$1,090,225	(14)
	Value of Capital Accumulation Vesting	N/A		N/A		N/A
	Tax Gross Up	N/A		N/A		$0	(15)
	Total	$1,090,225		$609,915		$1,674,957
Mark A. Goldberg, M.D.	Salary Payments	N/A		$784,913	(11)	$742,500	(12)
	Insurance Coverage	N/A		N/A		$17,753	(13)
	Market Value of Stock Option/Restricted Stock Vesting(8)	$1,551,010	(14)	1,551,010	(14)	$1,551,010	(14)
	Value of Capital Accumulation Vesting	N/A		N/A		N/A
	Tax Gross Up	N/A		N/A		$0	(15)
	Total	$1,551,010		$2,335,923		$2,311,263
Ulf Schneider, PhD.	Salary Payments	N/A		$576,720	(11)	$546,208	(12)
	Insurance Coverage	N/A		N/A		N/A
	Market Value of Stock Option/Restricted Stock Vesting(8)	$929,213	(14)	N/A		$929,213	(14)
	Value of Capital Accumulation Vesting	N/A		N/A		N/A
	Tax Gross Up	N/A		N/A		$0	(15)
	Total	$929,213		$576,720		$1,475,421
Kurt A. Brykman	Salary Payments	N/A		$524,667	(11)	$507,500	(12)
	Insurance Coverage	N/A		N/A		$17,410	(13)
	Market Value of Stock Option/Restricted Stock Vesting(8)	$867,364	(14)	N/A		$867,364	(14)
	Value of Capital Accumulation Vesting	N/A		N/A		N/A
	Tax Gross Up	N/A		N/A		$0	(15)
	Total	$867,364		$524,667		$1,392,274

(1)	These values are based on the executive’s base salary as of June 30, 2010, the type of insurance coverage and premiums in effect as of June 30, 2010 and the benefits, perquisites and services provided as of June 30, 2010.

(2)	In the event Mr. von Rickenbach is terminated due to non-renewal of his employment agreement, all unexpired stock options held by Mr. von Rickenbach would vest and all other awards under any other long term incentive plan, whether vested or not, would be paid out in a lump sum. Based on the last sale price of our common stock on June 30, 2010, $21.68, and assuming Mr. von Rickenbach holds, as of termination, the same awards he held as of June 30, 2010, the value of the accelerated vesting would be $4,306,578.

(3)	Represents a lump sum cash payment equal to the amount of Mr. von Rickenbach’s base salary and bonus that he would have been entitled to receive if he had remained employed for the three-year period following termination of employment.

(4)	Represents a lump sum cash payment equal to the amount of Mr. von Rickenbach’s base salary and bonus that he would have been entitled to receive if he had remained employed through the change of control and for the three-year period following the change of control.

(5)	Represents aggregate amounts payable over three years for continuation of insurance coverage, perquisites and services, including car allowance.

(6)	Represents the amount of benefits, perquisites and services, including car allowance that would have been payable to Mr. von Rickenbach if he had remained employed through the change of control and for the three-year period following the change of control.

(7)	Represents the value of outplacement services.

(8)	Based on the last sale price of our common stock on June 30, 2010, $21.68.

(9)	Represents immediate vesting of all unexpired stock options.

(10)	Represents vesting of shares of restricted stock that would otherwise vest on September 11, 2011 and September 9, 2012.

(11)	Represents a lump sum cash payment equal to 12 months of the executive’s base salary plus bonus based upon the bonus actually paid to him for Fiscal Year 2010.

(12)	Represents a lump sum cash payment equal to 12 months of the executive’s base salary plus target bonus for the year of termination.

(13)	Represents the amounts payable over 12 months for the continuation of insurance benefits.

(14)	Represents accelerated vesting of all stock options and restricted stock.

(15)	Represents the amount of the tax “gross up” payment for excise tax under the “golden parachute” tax provision of the Code.

DIRECTORS’ COMPENSATION

We use a combination of cash and equity-based compensation to attract and retain candidates to serve on our Board of Directors. We do not compensate directors who are also our employees for their service on our Board of Directors. As a result, Mr. von Rickenbach, our Chief Executive Officer, does not receive any compensation for his service on our Board of Directors. We periodically review our cash and equity-based compensation for non-employee directors. As part of that process, we review director compensation at comparable companies, availability of the skills and experience sets the Company requires, the risks implied by public company directorship and other relevant market data. In addition, the Board compensation is overseen by the Nominating and Corporate Governance Committee rather than the Compensation Committee, which focuses on employee compensation.

Meeting Fees

From September 12, 2008 through July 23, 2009, members of the Board of Directors who are not employees were paid:

•	$2,000 for each meeting of the Board attended in person;

•	$1,000 for each meeting of the Board attended by telephone conference call;

•	$2,000 for each meeting of a committee of the Board attended in person and not held on the same day, or on the day before or after, a meeting of the Board; and

•	$1,000 for each meeting of a committee of the Board attended by telephone conference call, or in person on the day before or after a Board meeting.

Since July 23, 2009, members of the Board of Directors who are not employees are paid:

•	$2,000 for each meeting of the Board attended in person;

•	$1,000 for each meeting of the Board attended by telephone conference call; and

•	$1,000 for each meeting of a committee of the Board attended by telephone conference call, or in person.

Annual Retainer

In addition to meeting fees, we will pay our non-employee directors the following cash retainers annually in arrears:

Director Retainers	$45,000
Committee Chair Retainers:
• Audit Committee	$15,000
• Compensation Committee	$12,500
• Human Resources Committee	$10,000
• Nominating and Corporate Governance Committee	$10,000
Presiding Director Retainer	$10,000

Equity Compensation

Non-employee directors are eligible to receive equity compensation such as options to purchase shares of our common stock, restricted stock and other equity compensation on a discretionary basis pursuant to our stock incentive plans.

Fiscal Year 2010 Director Compensation

The following table sets forth a summary of the compensation we paid to our non-employee directors for service on our Board in Fiscal Year 2010. During Fiscal Year 2010, we did not grant to any of our non-employee directors options to purchase shares of our common stock.

		Restricted
	Fees Earned	Stock
	or Paid	Awards	Total
Name	in Cash ($)	($)(1)	($)

A. Dana Callow	102,000	174,924	276,924
Patrick J. Fortune, PhD	96,000	174,924	270,924
Eduard E. Holdener, M.D.	59,000	174,924	233,924
Christopher J. Lindop	94,000	174,924	268,924
Richard L. Love	84,500	174,924	259,424
Ellen M. Zane	65,000	174,924	239,924

(1)	These amounts represent the aggregate grant date fair value of restricted stock awards for Fiscal Year 2010, in accordance with FASB ASC Topic 718. There can be no assurance that the amounts calculated in accordance with FASB ASC Topic 718 will reflect actual amounts realized by the directors for these awards during Fiscal Year 2010. The value as of the grant date for restricted stock is recognized by the Company for financial reporting purposes over the number of days of service required for the grant to become vested.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Our Compensation Committee currently consists of Ms. Zane, Mr. Love and Dr. Fortune. No one who served on the Compensation Committee during Fiscal Year 2010 has been an officer or employee of ours or any of our subsidiaries during the past three years.

None of our executive officers served as a member of the Compensation Committee (or other Board committee performing equivalent functions) of another entity, while any executive officer of that entity served as a member of our Compensation Committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the following information known to us regarding beneficial ownership of our common stock as of September 30, 2010 (unless otherwise indicated) by the following persons:

•	each person who is known by us to own beneficially more than 5% of the outstanding shares of common stock,

•	each current director of the Company,

•	each named executive officer of the Company named in the Summary Compensation Table on page 30 and

•	all current directors and executive officers of the Company as a group.

Unless otherwise indicated below, to our knowledge, all persons listed below have sole voting and investment power with respect to their shares of common stock, except to the extent such authority is shared with a spouse under applicable law.

	Shares Beneficially	Percentage of Shares
Name of Beneficial Owner(1)	Owned(2)	Beneficially Owned(2)

Wellington Management Company, LLP(3)	7,324,700	12.52%
Blackrock, Inc.(4)	4,102,020	7.16%
A. Dana Callow, Jr.(5)	112,443	0.2%
Patrick J. Fortune, PhD.(6)	32,117	0.1%
Eduard E. Holdener, M.D.	38,389	0.1%
Christopher J. Lindop	50,817	0.1%
Richard L. Love(7)	144,443	0.2%
Ellen M. Zane	55,155	0.1%
Josef H. von Rickenbach(8)	855,880	1.4%
Kurt A. Brykman(9)	209,335	0.4%
Mark A. Goldberg, M.D.(10)	174,445	0.3%
Ulf Schneider, PhD.(11)	237,248	0.4%
James F. Winschel, Jr.(12)	266,489	0.5%
All executive officers and directors as a group (15 persons)(13)	2,360,665	4.0%

*	Less than 0.1% of the outstanding common stock.

(1)	Unless otherwise indicated, the address for each beneficial owner is c/o PAREXEL International Corporation, 195 West Street, Waltham, Massachusetts 02451.

(2)	The inclusion herein of any shares of common stock deemed beneficially owned does not constitute an admission of beneficial ownership of such shares. The number of shares deemed beneficially owned by each person is determined under the rules of the SEC. Under these rules, beneficial ownership includes any shares issuable pursuant to stock options held by the respective person or group that may be exercised within 60 days after September 30, 2010. In calculating the percentage of shares of common stock beneficially owned by each person or entity listed, the number of shares of common stock deemed outstanding includes: (i) 58,276,437 shares of common stock outstanding as of September 30, 2010; and (ii) shares issuable pursuant to stock options, as set forth below.

(3)	The mailing address for this entity is 75 State Street, Boston, Massachusetts 02109. Shares beneficially owned are stated as of June 30, 2010, as reflected in a Schedule 13-F filed with the SEC. This entity has sole voting power with regard to 3,294,096 of these shares, shared voting power with regard to 528,664 of these shares and no voting power with regard to 3,476,340 of these shares. This entity is a registered investment adviser.

(4)	The mailing address for this entity is 400 Howard Street, San Francisco, California 94105. Shares beneficially owned by subsidiaries of this entity and are stated as of June 30, 2010, as reflected in a Schedule 13-F filed with the SEC. This entity, through its subsidiaries, has sole voting authority with regard to all of these shares.

(5)	Includes 39,000 shares of common stock issuable pursuant to stock options.

(6)	Includes 3,336 shares of common stock issuable pursuant to stock options.

(7)	Includes 57,000 shares of common stock issuable pursuant to stock options.

(8)	Includes 256,850 shares of common stock issuable pursuant to stock options.

(9)	Includes 120,400 shares of common stock issuable pursuant to stock options.

(10)	Includes 39,450 shares of common stock issuable pursuant to stock options.

(11)	Includes 92,275 shares of common stock issuable pursuant to stock options.

(12)	Includes 96,525 shares of common stock issuable pursuant to stock options, and 17,444 shares of common stock held as custodian for children, and 88,395 shares pledged as security.

(13)	Includes 794,186 shares of common stock issuable pursuant to stock options.

There are no material legal proceedings to which any of our directors or named executive officers is a party adverse to us or any of our subsidiaries or has a material interest adverse to us or any of our subsidiaries.

EXECUTIVE OFFICERS

Executive officers serve at the discretion of the Board on an annual basis and serve until the first meeting of directors following the next annual meeting of shareholders, or at such other meeting as the directors determine in accordance with the Company’s by-laws, and until their successors have been duly elected and qualified. The current executive officers of the Company are as follows:

Name	Age	Position(s)

Josef H. von Rickenbach	55	Chairman of the Board and Chief Executive Officer
James F. Winschel, Jr.	61	Senior Vice President and Chief Financial Officer
Mark A. Goldberg, M.D.	50	Chief Operating Officer
Kurt A. Brykman	53	President, PACE and PAREXEL Consulting and Medical Communication Services
Ulf Schneider, Ph.D.	53	Senior Vice President and Chief Administrative Officer
Douglas A. Batt	50	Senior Vice President, General Counsel and Secretary
Steven J. Kent	48	President, Perceptive Informatics
Joseph Avellone, M.D.	61	Corporate Vice President, Clinical Research Services
Anita Cooper, Ph.D.	51	Corporate Senior Vice President and General Manager

Josef H. von Rickenbach (please see “Proposals-Proposal 1: Re-Election of Existing Class III Directors” beginning on page 5 of this Proxy Statement for a brief biography of Mr. von Rickenbach).

James F. Winschel, Jr. has served as Senior Vice President and Chief Financial Officer of the Company since June 2000. From January 1999 to May 2000, Mr. Winschel served as President of U.B. Vehicle Leasing, Inc., a subsidiary of The Bank of Tokyo Mitsubishi Ltd. (“BTM”). From December 1995 to September 1999, Mr. Winschel served as Executive Vice President and Chief Financial Officer of BTM Capital Corporation, another BTM subsidiary. From 1993 to 1995, Mr. Winschel served as Vice President-Finance for the Physician Services Division of Caremark International, Inc., a healthcare services company. From 1989 to 1993, he held a variety of executive positions at Whirlpool Financial Corporation, including Vice President and Managing Director of its commercial finance division and Vice President and Chief Financial Officer. Prior to 1989, Mr. Winschel had a 16 year career with General Electric Company and its subsidiaries, holding various positions including serving in the financial management ranks of General Electric Capital Corporation. Mr. Winschel received B.S. and M.B.A. degrees from Syracuse University.

Mark A. Goldberg, M.D. has served as Chief Operating Officer of the Company since July 2008 and since June 2005 as President, Clinical Research Services. From July 2000 to August 2008 he also served as President, Perceptive Informatics. From July 1999 to July 2000, Dr. Goldberg served as Senior Vice President in the Company’s Clinical Research Services business and was responsible for managing the Advanced Technology and Informatics Group operating unit, which included IT applications support for both internal operations and external clients. Dr. Goldberg joined PAREXEL in 1997 as Vice President and established the Company’s medical imaging group. Prior to joining PAREXEL, Dr. Goldberg served as President and Director of WorldCare, Inc., a tele-health spin-off from Massachusetts General Hospital established in 1991. Dr. Goldberg received his undergraduate degree in Computer Science and Engineering from Massachusetts Institute of Technology, and received his M.D. degree from the University of Massachusetts Medical School.

Kurt A. Brykman has served as President, PACE and PAREXEL Consulting and Medical Communication Services since July 2010. From June 2005 to July 2010, he served as President, PAREXEL Consulting and Medical Communication Services. From September 2004 to June 2005, Mr. Brykman served as President, PAREXEL Consulting. Prior to joining the Company, Mr. Brykman served as Vice President of the health care and non-foods consumer packaged goods practice area at EURO RSCG Meridian Consulting Group, a sales and marketing management consulting firm, from April 2000 to September 2004. From 1995 to 2000, he served as Vice President of the Customer Marketing Group of Schering-Plough, Inc., a pharmaceutical company. Mr. Brykman received his B.S. in mathematics and business from Michigan State University and an M.B.A. from the Kellogg Graduate School of Management at Northwestern University.

Ulf Schneider, PhD. has served as Senior Vice President and Chief Administrative Officer of the Company since June 2000 and Managing Director of PAREXEL Germany since 1996, and is responsible for coordination of world wide administrative activities of the Company, as well as management of Worldwide Quality Assurance and Corporate Quality operations. From 1990 to 1992, he served as Director of Finance and Administration of PAREXEL Germany and from 1992 to 1996 he served as Vice President of Finance of PAREXEL Germany. Prior to joining PAREXEL, Dr. Schneider held several financial management positions at Schering AG, a pharmaceutical company, in Germany and was an Assistant Professor of Banking and Finance at the Berlin Technical University. Dr. Schneider received his Masters degree in business administration and Ph.D. in business management from the Berlin Technical University.

Douglas A. Batt, has served as Senior Vice President, General Counsel and Secretary of the Company since May 2006. From November 2002 to September 2005, Mr. Batt served as Executive Vice President and General Counsel of Concord Communications, Inc., a publicly traded software company, and from July 2000 to November 2002, he served as Vice President and General Counsel of Concord Communications, Inc.. From October 1997 to July 2000, he served as Technology Counsel at Reebok International Ltd. From September 1991 to October 1997, Mr. Batt was an attorney with the law firm of Goodwin Procter LLP in Boston, Massachusetts. Mr. Batt received his undergraduate degree in Political Economy from the University of California, Berkeley, and his J.D. from Boston University School of Law.

Steven J. Kent has served as President, Perceptive Informatics, since August 2008. From 2002 to August 2008 he served as Chief Executive Officer of Clinphone plc, a clinical technology company acquired by PAREXEL in 2008. Prior to this, Mr. Kent served as Managing Director of Workplace Technologies plc, a data network and integration service company.

Joseph Avellone, M.D. has served as Corporate Vice President, Clinical Research Services of the Company since July 2007. In this position he is responsible for the global management of the Company’s Clinical Research Services business, including oversight of the management of all aspects of clinical trial conduct throughout the Amercias, Europe and Asia/Pacific regions. From April 2007 to July 2007, he served as Vice President, Corporate Operations of the Company. From 2000 to April 2007, Dr. Avellone served as Chief Executive Officer of Veritas Medicine, a health care technology company supporting clinical trials. Prior to this, he held several positions with Blue Cross/Blue Shield of Massachusetts, a health insurance company, including Chief Operating Officer. Dr. Avellone received a Bachelor’s degree from Dartmouth College, an M.D. from Harvard Medical School, and a Masters degree in Public Administration from the John F. Kennedy School of Government at Harvard University.

Anita Cooper, Ph.D. has served as Corporate Senior Vice President and General Manager since June 1, 2005. In this position, Dr. Cooper is responsible for the Company’s Global Research Operations, including oversight of the management of world-wide clinical and data management operations and patient recruitment. From February 2002 to May 2005, she served as Senior Vice President, Pharma Europe and Africa, of the Company. From January 1994 to February 2002, she held various positions with PAREXEL. Dr. Cooper received a Doctorate in Philosophy from St. John’s College, Oxford University, and a Masters degree in Experimental Psychology from St. Andrew’s University in Scotland.

No executive officer is related by blood, marriage or adoption to any other executive officer or any director of the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our written Code of Business Conduct and Ethics sets forth the general principal that our directors, officers and employees must act in the best interests of the Company and its shareholders and must refrain from engaging in any activity that presents a conflict of interest or having a personal interest that presents a conflict of interest. A conflict of interest is described in the Code as a party having an interest that prevents him or her from performing his or her duties and responsibilities to the Company honestly, objectively and effectively. If an actual or potential conflict of interest or related party transaction involving one of our executive officers or directors develops for any reason, that individual must immediately report such matter to our Board. The Audit and Finance Committee will review all related party transactions on an ongoing basis and must approve all such transactions.

There may be times when a commercial relationship involving our directors, executive officers or their family members is beneficial to us or is not likely to raise material conflict of interest issues. Our Code of Business Conduct and Ethics provides the following prohibitions for certain types of relationships:

•	directors, officers and employees may not perform services for, or have a financial interest in (other than less than 1% of the outstanding shares of a publicly-held company), one of our competitors;

•	directors, officers and employees may not use their position with the Company to influence a transaction with a supplier or customer in which they have a personal interest (other than less than 1% of the outstanding shares of a publicly-held company); and

•	directors, officers and employees may not supervise, review or influence the job evaluation or compensation of a member of their family.

There were no conflicts of interest or related party transactions during Fiscal Year 2010.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater-than-ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16 forms they file.

Based solely on the information provided to it, we believe that during Fiscal Year 2010 all of our officers, directors and greater-than-ten-percent shareholders complied with all Section 16(a) filing requirements. Ms. Cooper has filed a late report on Form 3 during Fiscal Year 2011.

REPORT OF THE AUDIT AND FINANCE COMMITTEE

The Audit and Finance Committee has reviewed the Company’s audited financial statements for the year ended June 30, 2010 and has discussed them with management and Ernst & Young LLP (“E&Y”).

The Audit and Finance Committee has also received from, and discussed with, E&Y the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA Professional Standard, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit and Finance Committee has received and reviewed the written disclosures and letter from E&Y required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firms’ communications with the Audit Committee concerning independence, and has discussed with the company’s registered public accounting firm their independence.

Based on the review and discussions referred to above, the Audit and Finance Committee recommended to the Board of Directors that the audited financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended June 30, 2010.

Respectfully submitted by the Audit and Finance
Committee:

Christopher J. Lindop, Chairman
A. Dana Callow, Jr.
Patrick J. Fortune, PhD

Proposal 2: Approval of the 2010 Stock Incentive Plan

On October 19, 2010, our Board adopted, subject to stockholder approval, the 2010 Stock Incentive Plan, referred to as the 2010 Plan. Under the 2010 Plan, we may issue up to 2,000,000 shares of our common stock (subject to adjustment in the event of stock splits and other similar events) pursuant to awards granted under the 2010 Plan. Any restricted stock award, restricted stock unit award or other stock based award made under the 2010 Plan that has an exercise or purchase price that is less than the fair market value of our common stock on the date of grant (referred to as a full-value award) will be counted against the shares reserved for issuance under the 2010 Plan as two shares for each share of common stock subject to such award and (B) any award made under the 2010 Plan that is not a full-value award will be counted against the shares reserved for issuance under the 2010 Plan as one share for each one share of common stock underlying the award. To the extent a share that was subject to an award that was counted as one share is returned to the 2010 Plan, the share reserve will be credited with one share. To the extent a share that was subject to an award that was counted as two shares is returned to the 2010 Plan, the share reserve will be credited with two shares.

Following stockholder approval of the 2010 Plan, we will grant options and issue other awards to employees, officers, directors, advisors and consultants under the 2010 Plan. A favorable vote of the holders of at least a majority of the shares of our common stock present in person or represented by proxy and voting at the annual meeting is required for approval of the 2010 Plan.

As of September 30, 2010, the following amounts of our common stock were subject to outstanding awards and remained available for future grants of awards under the company’s Existing Plans (as defined below):(i) options to purchase 1,382,575 shares of common stock, and restricted stock and restricted stock unit awards with respect to 124,616 shares of common stock, were outstanding under the 2007 Stock Incentive Plan (the “2007 Plan”) and an additional 2,310,093 shares were reserved for future awards under the 2007 Plan; (ii) options to purchase 591,100 shares of common stock, and restricted stock awards with respect to 471,542 shares of common stock were outstanding, under the 2005 Stock Incentive Plan (the “2005 Plan”) and an additional 46,660 shares were reserved for future awards under the 2005 Plan and (iii) options to purchase 1,331,813 shares of common stock were outstanding under the 2001 Stock Incentive Plan (the “2001 Plan”) and an additional 1,837 shares were reserved for future awards under the 2001 Plan. The 2007 Plan, 2005 Plan and 2001 Plan are collectively referred to as the “Existing Plans”. The 2007 Plan has a fungible design whereby any restricted stock award or other stock unit award made under the 2007 Plan will be counted against the shares reserved for issuance under the 2007 Plan as two shares for each share of common stock subject to such award.

Our Board believes that our future success depends, in large part, upon our ability to maintain a competitive position in attracting, retaining and motivating key personnel. Our Board further believes that the number of shares of common stock that remain available for issuance of future awards under our Existing Plans is not sufficient to properly attract, retain and motivate those key personnel. Accordingly, our Board believes approval of the 2010 Plan is in the best interests of us and our stockholders and recommends a vote “FOR” the approval of the 2010 Plan and the reservation of 2,000,000 shares of our common stock for issuance thereunder.

Description of the 2010 Plan

The following is a brief summary of the 2010 Plan, a copy of which is attached as Annex A to this proxy statement.

Types of Awards

The 2010 Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Code, nonstatutory stock options, stock appreciation rights, restricted stock, restricted stock units and other stock-based awards as described below, which we refer to collectively as Awards.

Incentive Stock Options and Nonstatutory Stock Options.  Optionees receive the right to purchase a specified number of shares of our common stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Options may not be granted at an exercise price that is less than the fair market value of our common stock on the date of grant, as determined by (or in a manner approved by) our Board. Under present law, incentive stock options and options intended to qualify as performance-based compensation under Section 162(m) of the Code may not be granted at an exercise price less than 100% of the fair market value of our common stock on the date of grant (or less than 110% of the fair market value in the case of incentive stock options granted to optionees holding more than 10% of the voting power of the Company). Options may not be granted for a term in excess of eight years. The 2010 Plan permits the following forms of payment of the exercise price of options: (i) payment by cash, check or, subject to conditions, in connection with a “cashless exercise”, through a broker, (ii) subject to certain conditions, surrender to the Company of shares of our common stock, (iii) subject to certain conditions, in the case of nonstatutory stock options, by delivery to the Company of a notice of “net exercise”, (iv) any other lawful means, or (v) any combination of these forms of payment. No option granted under the 2010 Plan may provide for the automatic grant of additional options upon the exercise of the original option.

Stock Appreciation Rights.  A Stock Appreciation Right, or SAR, is an award entitling the holder, upon exercise, to receive an amount in our common stock, or cash, or a combination thereof, determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of our common stock. SARs may not be granted with a measurement price that is less than the fair market value of our common stock on the date of grant. SARs may be granted independently or in tandem with a stock option. SARs may not have a term that exceeds 8 years.

Restricted Stock Awards.  Restricted Stock Awards entitle recipients to acquire shares of our common stock, subject to the right of the Company to repurchase all or part of such shares from the recipient in the event that the conditions specified in the applicable Award are not satisfied prior to the end of the applicable restriction period established for such Award. Restricted Stock Awards that vest based on the passage of time alone will have a minimum vesting period of 3 years. Restricted Stock Awards that vest upon the passage of time and provide for accelerated vesting based on performance will have a minimum vesting period of 1 year. The two foregoing limitations on vesting are referred to as the minimum vesting limitations. Awards that are granted subject to the performance conditions described below and awards with respect to a maximum of 200,000 shares of common stock are exempt from the minimum vesting limitations. In addition, the Board may, in its discretion, either at the time that a restricted stock award is granted or at any time thereafter, waive its repurchase rights with respect to an award, provided that the Board may only exercise such discretion in extraordinary circumstances, including the death or disability of a participant, the estate planning needs of a participant, a merger, consolidation, sale, reorganization, recapitalization or change in control of the Company, or any other nonrecurring significant event affecting the Company, a participant or the 2010 Plan.

Restricted Stock Unit Awards.  Restricted Stock Unit Awards entitle the recipient to receive shares of our common stock to be delivered at the time such shares vest pursuant to the terms and conditions established by our Board. Restricted Stock Unit Awards are subject to the same minimum vesting limitations (and the exemptions and exceptions thereto) as are Restricted Stock Awards.

Other Stock-Based Awards.  Under the 2010 Plan, our Board has the right to grant other Awards based upon our common stock having such terms and conditions as our Board may determine, including the grant of shares based upon certain conditions, the grant of Awards that are valued in whole or in part by reference to, or otherwise based on, shares of our common stock, and the grant of Awards entitling recipients to receive shares of our common stock to be delivered in the future. Other Stock Based Awards are subject to the same minimum vesting limitations (and the exemptions and exceptions thereto) as are Restricted Stock Awards.

Performance Conditions.  A committee of our Board, all of the members of which are outside directors as defined in Section 162(m) of the Code, referred to as the Section 162(m) Committee, may determine, at the time of grant, that a Restricted Stock Award, Restricted Stock Unit Award or Other Stock-Based Award granted to a 2010 Plan participant will vest solely upon the achievement of specified performance criteria designed to qualify for deduction under Section 162(m) of the Code. The performance criteria for each such Award will be based on one or more of the following measures, which may be determined pursuant to generally accepted accounting principles (GAAP) or on a non-GAAP basis: (a) earnings, (b) revenues, (c) expenses, (d) stock price, (e) achievement of balance sheet or income statement objectives, (f) total shareholder return, (g) cashflow or (h) backlog. These performance measures may be absolute in their terms or measured against or in relation to other companies comparably, similarly or otherwise situated. Such performance goals may be adjusted to exclude any one or more of (i) extraordinary items, (ii) gains or losses on the dispositions of discontinued operations, (iii) the cumulative effects of changes in accounting principles, (iv) the writedown of any asset, and (v) charges for restructuring and rationalization programs. Such performance goals: (x) may vary by participant and may be different for different Awards; (y) may be particular to a participant or the department, branch, line of business, subsidiary or other unit in which the participant works and may cover such period as may be specified by the Section 162(m) Committee; and (z) will be set by the Section 162(m) Committee within the time period prescribed by, and will otherwise comply with the requirements of, Section 162(m).

The Company believes that disclosure of any further details concerning the performance measures for any particular year may be confidential commercial or business information, the disclosure of which would adversely affect the Company.

Transferability of Awards

Except as our Board may otherwise determine or provide in an Award, Awards may not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an incentive stock option or an Award that is subject to Section 409A of the Code, pursuant to a qualified domestic relations order. During the life of the participant, Awards are exercisable only by the participant.

Eligibility to Receive Awards

Employees, officers, directors, consultants and advisors of the Company and its present or future parents or subsidiaries are eligible to be granted Awards under the 2010 Plan. Under present law, however, incentive stock options may only be granted to employees of the Company and its parents or subsidiaries.

The maximum number of shares with respect to which Awards may be granted to any participant under the 2010 Plan may not exceed 1,000,000 shares per fiscal year of the Company. For purposes of this limit, the combination of an option in tandem with an SAR is treated as a single award.

The granting of Awards under the 2010 Plan is discretionary, and the individuals who may become participants and receive Awards under the 2010 Plan, and the number of shares they may acquire, are not determinable. The

Company had 9,720 employees on June 30, 2010 and 6 non-employee directors, all of whom are eligible to receive awards under the 2010 plan. No Awards have been made under the 2010 Plan to date. On October 18, 2010, the closing price of our common stock on the Nasdaq Global Select Market was $21.01.

Administration

The 2010 Plan will be administered by our Board. The Board has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2010 Plan, and to interpret the provisions of the 2010 Plan. Pursuant to the terms of the 2010 Plan, our Board may delegate authority under the 2010 Plan to one or more committees or subcommittees of our Board. The Board has authorized the Compensation Committee of our Board to administer certain aspects of the 2010 Plan, including the granting of options to executive officers. All references herein to our Board shall be deemed to include the Compensation Committee and any other committee or person designated by our Board to act on its behalf under the 2010 Plan. The 2010 Plan requires that all discretionary Awards to non-employee directors will only be granted and administered by a committee, each member of which is an “independent director” as defined in Section 5605(a)(2) of the NASDAQ Marketplace Rules or any successor rules.

Subject to any applicable limitations contained in the 2010 Plan, our Board selects the recipients of Awards and determines (i) the number of shares of our common stock covered by options and the dates upon which such options become exercisable, (ii) the exercise price of options (which may not be less than 100% of fair market value of our common stock), (iii) the duration of options (which may not exceed 8 years), and (iv) the number of shares of our common stock subject to any SAR, Restricted Stock Award, Restricted Stock Unit Award or Other Stock-Based Awards and the terms and conditions of such Awards, including conditions for repurchase, issue price and repurchase price.

Further, unless approved by our stockholders, (i) no outstanding option or SAR granted under the 2010 Plan may be amended to provide an exercise or measurement price per share that is lower than the then-current exercise or measurement price per share of such outstanding option or SAR, (ii) our Board may not cancel any outstanding option or SAR under any of our equity incentive plans and grant in substitution therefore new Awards under the 2010 Plan covering the same or a different number of shares of our common stock and having an exercise or measurement price per share lower than the then-current exercise or measurement price per share of the cancelled option or SAR, (iii) our Board may not cancel in exchange for a cash payment any option or SAR under the 2010 Plan with an exercise or measurement price that is more than the then-current fair market value of the shares or (iv) our Board may not take any other action that would constitute a “repricing” under the NASDAQ Marketplace Rules.

The Board is required to make appropriate adjustments in connection with the 2010 Plan and any outstanding Awards to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization. The 2010 Plan also contains provisions addressing the consequences of any Reorganization Event, which is defined as:

•	any merger or consolidation of the Company with or into another entity as a result of which all of our common stock is converted into or exchanged for the right to receive cash, securities or other property, or is cancelled;

•	any transfer or disposition of all of our common stock for cash, securities or other property pursuant to a share exchange or other transaction; or

•	any liquidation or dissolution of the Company.

In connection with a Reorganization Event, our Board will take any one or more of the following actions as to all or any outstanding Awards other than Restricted Stock on such terms as our Board determines:

•	provide that such Awards will be assumed, or substantially equivalent Awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof);

•	upon written notice, provide that all unexercised Awards will become and will terminate immediately prior to the consummation of such Reorganization Event unless exercised (to the extent then exercisable) within a specified period following the date of such notice;

•	provide that outstanding Awards will become realizable or deliverable, or restrictions applicable to an Award will lapse, in whole or in part prior to or upon such Reorganization Event;

•	in the event of a Reorganization Event under the terms of which holders of our common stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event, referred to as the Acquisition Price, make or provide for a cash payment to an Award holder equal to (A) the Acquisition Price times to the vested portion of the holder’s Awards (to the extent the exercise price does not exceed the Acquisition Price) minus (B) the aggregate exercise price for the vested portion of the holder’s Awards and any applicable tax withholding, in exchange for the termination of such Awards;

•	provide that, in connection with a liquidation or dissolution of the Company, Awards will convert into the right to receive liquidation proceeds (if applicable, net of the exercise price thereof and any applicable tax withholding); or

•	any combination of the foregoing.

In taking any of the above actions, the Board is not be obligated to treat all Awards, all Awards held by a participant or all Awards of the same type, identically. The 2010 Plan also contains specific provisions related to effect of a Reorganization Event on Restricted Stock Units that are subject to Section 409A of the Code. The 2010 Plan further provides that, upon a Reorganization Event, the repurchase and other rights of the Company with respect to outstanding Restricted Stock will inure to the benefit of the Company’s successor and will, unless the Board determines otherwise, apply to the cash, securities or other property into which the common stock converts.

With respect to Restricted Stock, Restricted Stock Units and Other Stock Based Awards, the Board may at any time provide that such Awards will become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be, subject to the minimum vesting limitations described above. With respect to options and SARs, the Board may, at the time that such Award is granted or at any time thereafter, provide that the Award shall become immediately exercisable in full or in part (i) as a result of the death or disability of a participant, the estate planning needs of a participant, a merger, consolidation, sale, reorganization, recapitalization or change in control of the Company or other nonrecurring, significant event affecting the Company, a participant or the 2010 Plan or (ii) in any other circumstance, provided that the number of options and SARs that may be accelerated, together with any Restricted Stock Awards, Restricted Stock Unit Awards or Other Stock Based Awards that do not satisfy the minimum vesting limitations set forth above may not in the aggregate exceed 200,000 shares of common stock.

If any Award expires or is terminated, surrendered, canceled or forfeited, the unused shares of our common stock covered by such Award will again be available for grant under the 2010 Plan, subject, however, in the case of incentive stock options, to any limitations under the Code. To the extent a share that was subject to an award that was counted as one share is returned to the 2010 Plan, the share reserve will be credited with one share. To the extent a share that was subject to a full-value award, the share reserve will be credited with two shares. Shares of our common stock tendered to us by a participant to purchase shares of our common stock upon exercise of an Award or to satisfy tax withholding obligations, and shares of our common stock purchased on the open market by us using proceeds from the exercise of an Award, will not increase the number of shares available for the grant of future awards.

Substitute Awards

In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, our Board may grant Awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Awards may be granted on such terms, as our Board deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the 2010 Plan.

Authorization of Sub-Plans

The Board may from time to time establish one or more sub-plans under the 2010 Plan for purposes of satisfying applicable securities, tax or other laws of various jurisdictions. The Board will establish sub-plans by adopting supplements to the 2010 Plan containing (i) any limitations on the Board’s discretion under the plan as the Board deems necessary or desirable or (ii) such additional terms and conditions not inconsistent with the plan as the Board deems necessary or desirable.

Amendment or Termination

No Award may be made under the 2010 Plan after October 19, 2020, but Awards previously granted may extend beyond that date. The Board may at any time amend, suspend or terminate the 2010 Plan, subject to stockholder approval under any applicable legal, regulatory or listing requirement. No Award will be made that is conditioned on stockholder approval of any amendment to the 2010 Plan unless the Award provides that (i) it will terminate or be forfeited if stockholder approval of such amendment is not obtained within no more than 12 months from the date of grant and (ii) it may not be exercised or settled (or otherwise result in the issuance of common stock) prior to such stockholder approval.

If stockholders do not approve the adoption of the 2010 Plan, the 2010 Plan will not go into effect, and we will not grant any Awards under the 2010 Plan.

Federal Income Tax Consequences

The following is a summary of the United States federal income tax consequences that generally will arise with respect to Awards granted under the 2010 Plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. In addition, this summary assumes that all Awards are exempt from, or comply with, the rules under Section 409A of the Code regarding nonqualified deferred compensation. Changes to these laws could alter the tax consequences described below.

Incentive Stock Options

A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by the Company or its corporate parent or 50% or more-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Nonstatutory Stock Options.” The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Nonstatutory Stock Options

A participant will not have income upon the grant of a nonstatutory stock option. A participant will have compensation income upon the exercise of a nonstatutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Stock Appreciation Rights

A participant will not have income upon the grant of a Stock Appreciation Right. A participant generally will recognize compensation income upon the exercise of an SAR equal to the amount of the cash and the fair market value of any stock received. Upon the sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the SAR was exercised. This capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Awards

A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Units

A participant will not have income upon the grant of a Restricted Stock Unit. A participant is not permitted to make a Section 83(b) election with respect to a Restricted Stock Unit Award. When the Restricted Stock Unit vests, the participant will have income on the date the stock is paid to the participant in an amount equal to the fair market value of the stock on such date less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the date the stock is paid to the participant. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Other Stock-Based Awards

The tax consequences associated with any Other Stock-Based Award granted under the 2010 Plan will vary depending on the specific terms of such Award. Among the relevant factors are whether or not the Award has a readily ascertainable fair market value, whether or not the Award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the Award and the participant’s holding period and tax basis for the Award or underlying common stock.

Tax Consequences to the Company

There will be no tax consequences to the Company except that the Company will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE APPROVING THE 2010 PLAN.

Proposal 3: Ratification Of Selection Of Independent Registered Public Accounting Firm

The Audit and Finance Committee has selected the firm of Ernst & Young LLP (“E&Y”) as the Company’s independent registered public accounting firm for the current Fiscal Year ending 2011. E&Y has served as the Company’s independent registered public accounting firm since 2002.

Our Board recommends a vote FOR ratification of the selection of E&Y to serve as the Company’s independent registered public accounting firm for the current Fiscal Year ending 2011. The ratification of this selection is not required under the laws of the Commonwealth of Massachusetts, where the Company is incorporated, but the results of this vote will be considered by the Audit and Finance Committee in selecting the Company’s independent registered public accounting firm for future fiscal years.

Representatives of E&Y are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from shareholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE RATIFYING THE SELECTION OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE CURRENT FISCAL YEAR ENDING JUNE 30, 2011.

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit Fees

The aggregate fees billed to us by E&Y for professional services for the audit of our annual financial statements for Fiscal Years 2009 and 2010, audit of management’s assessment of the Company’s internal control over financial reporting for Fiscal Years 2009 and 2010, and review of the financial statements included in our Quarterly Reports on Form 10-Q in Fiscal Years 2009 and 2010, were approximately $2,450,000 and $2,163,000, respectively. All of these fees were approved by the Audit and Finance Committee.

Audit-Related Fees

The aggregate fees billed to us by E&Y for assurance and related services that were reasonably related to the audit or review of our financial statements for Fiscal Years 2009 and 2010, and which are not included in the amounts disclosed above under the caption “Audit Fees,” were approximately $25,000 and $209,000, respectively. These fees were primarily related to audit procedures surrounding the internal control environment implications of our new costing and billing system, as well as employee benefits plan audits. All of these fees were approved by the Audit and Finance Committee.

Tax Fees

The aggregate fees billed by E&Y for tax services for Fiscal Year 2009 were approximately $1,154,000. Of this total, $149,000 was for domestic and international tax compliance services and $1,005,000 was for domestic and international tax planning and advice. The aggregate fees billed by E&Y for tax services for Fiscal Year 2010 were approximately $290,000. Of this total, $197,000 was for domestic and international tax compliance services and $93,000 was for domestic and international tax planning and advice. All of these fees were approved by the Audit and Finance Committee.

All Other Fees

There were no other fees billed to us by E&Y for services other than Audit Fees, Audit Related Fees and Tax Fees described above for Fiscal Years 2009 and 2010.

Pre-Approval Policies and Procedures

The Audit and Finance Committee has considered whether the provision of non-audit services to the Company by E&Y is compatible with maintaining E&Y’s independence.

The Audit and Finance Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by the Company’s independent registered public accounting firm. This policy generally provides that the Company will not engage its independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the Audit and Finance Committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.

From time to time, the Audit and Finance Committee may pre-approve specified types of services that are expected to be provided to the Company by its independent registered public accounting firm during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

The Audit and Finance Committee has also delegated to the Chairman of the Audit and Finance Committee the authority to approve any audit or non-audit services to be provided to the Company by its independent registered public accounting firm. Any approval of services by the Chairman of the Audit and Finance Committee pursuant to this delegated authority is reported on at the next meeting of the Audit and Finance Committee.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information about our common stock that may be issued upon the exercise of options and rights under all of our equity compensation plans as of June 30, 2010, consisting of our Second Amended and Restated 1995 Stock Option Plan, referred to as the 1995 Plan, our 1998 Non-Qualified, Non-Officer Stock Option Plan, referred to as the 1998 Plan, our 2000 Employee Stock Purchase Plan, our 2001 Plan, our 2005 Plan and our 2007 Plan. The 1995 Stock Plan expired on September 13, 2005 and the 1998 Plan expired on February 26, 2008.

Number of Securities
			Weighted-	Remaining Available for
			Average Exercise	Future Issuance Under
			Price of	Equity Compensation
	Number of Securities to		Outstanding	Plans (Excluding
	be Issued Upon Exercise		Options,	Securities
	of Outstanding Options,		Warrants and	Reflected in
Plan Category	Warrants and Rights		Rights	Column (a))
	(a)		(b)	(c)

Equity compensation plans approved by security holders	3,523,574	(1)	$15.49	3,653,493	(2)
Equity compensation plans not approved by security holders(3)	329,825		$13.69	0

Total	3,853,399			3,653,493	(2)

(1)	Excludes 378,642 shares of unvested restricted stock issued pursuant to the 2005 Plan and 28,500 restricted stock units issued pursuant to the 2007 Plan.

(2)	Includes 640,196 shares that may be issued pursuant to the 2000 Employee Stock Purchase Plan.

(3)	Consists of the 1998 Plan, which is discussed below.

The 1998 Plan

The 1998 Plan provided for the granting of nonqualified stock options to non-officer employees at the fair market value of common stock on the grant date as determined under the provisions of the 1998 Plan. Options under the 1998 Plan expire eight years from the date of grant and vest at dates ranging from the issuance date to five years. The Company’s 1998 Plan was not approved by the Company’s shareholders, and it expired on February 26, 2008. As of June 30, 2010, approximately 329,825 shares were reserved for issuance upon the exercise of outstanding options under the 1998 Plan. There are no shares available for new grants under the 1998 Plan, as it has expired.

OTHER MATTERS

Our Board does not intend to bring any matters before the Annual Meeting other than those specifically set forth in the Notice of Annual Meeting and it knows of no matters to be brought before the Annual Meeting by others. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote in accordance with the judgment of the Board.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our Proxy Statement or Annual Report to Shareholders may have been sent to multiple shareholders in your household. We will promptly deliver a separate copy of either document to you if you write or call us at the following address or phone number: 195 West Street, Waltham, Massachusetts, 02451, Attention: Investor Relations; 781-434-4118. If you wish to receive separate copies of our Annual Report and Proxy Statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and phone number.

SHAREHOLDER PROPOSALS AND COMMUNICATIONS

If you are interested in submitting a proposal for inclusion in the proxy statement for the 2011 annual meeting, you need to follow the procedures outlined in Rule 14a-8 of the Exchange Act. To be eligible for inclusion, we must receive your shareholder proposal for our proxy statement for the 2011 annual meeting of shareholders at our principal executive offices in Waltham, Massachusetts at the address below no later than July 1, 2011.

Our by-laws require that we be given advance written notice of shareholder nominations for election to our Board of Directors and of other matters that shareholders wish to present for action at an annual meeting of shareholders (other than matters included in our proxy materials in accordance with Rule 14a-8 under the Exchange Act). The Secretary must receive such notice at the address noted below not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting. However, if the date of the annual meeting is advanced by more than 20 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, then we must receive such notice at the address noted below not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of (A) the 60th day prior to such annual meeting and (B) the seventh day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever occurs first. Assuming that the 2011 annual meeting is not advanced by more than 20 days nor delayed by more than 60 days from the anniversary date of the 2010 annual meeting, you would need to give us appropriate notice at the address noted below no earlier than September 10, 2011, and no later than October 10, 2011. If a shareholder does not provide timely notice of a nomination or proposal to be presented at the 2011 annual meeting, the proxies designated by our Board of Directors will have discretionary authority to vote on any such proposal which may come before the meeting. Under Massachusetts law, an item may not be brought before our shareholders at a meeting unless it appears in the notice of the meeting.

Our by-laws also specify requirements relating to the content of the notice that shareholders must provide to the Secretary of PAREXEL for any matter, including a shareholder proposal or nomination for director, to be properly presented at a shareholder meeting. A copy of the full text of our by-laws is on file with the Securities and Exchange Commission.

Shareholders may send any communications regarding Company business, including shareholder proposals, to the Board or any individual director in care of the Secretary of the Company at our principal executive offices located at PAREXEL International Corporation, 195 West Street, Waltham, Massachusetts 02451. We suggest any communications should be sent by certified mail return receipt requested. The Secretary will forward all such communications to the addressee. The Nominating and Corporate Governance Committee of the Board, together with our management and legal counsel, will evaluate any shareholder proposal submitted to us in connection with any meeting of shareholders, and shall recommend to the Board the appropriate response to such proposal. Our Board will give appropriate attention to written communications that are submitted by shareholders and other interested parties, and will respond if and as appropriate. Absent unusual circumstances or as contemplated by the charters of the committees of the Board, the Presiding Director shall, subject to advice and assistance from the General Counsel of the Company, (1) be primarily responsible for monitoring communications from shareholders and other interested parties, and (2) provide copies or summaries of such communications to the other directors as he or she considers appropriate. Communications may be forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the Presiding Director considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs or personal grievances.

October 29, 2010

THE BOARD OF DIRECTORS ENCOURAGES SHAREHOLDERS TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, WE URGE YOU TO VOTE YOUR SHARES AS DESCRIBED IN THE NOTICE. IF YOU REQUESTED A COPY OF THE PROXY CARD BY MAIL, YOU MAY SIGN, DATE AND MAIL THE PROXY CARD IN THE ENVELOPE PROVIDED.

Annex A

PAREXEL INTERNATIONAL CORPORATION

2010 STOCK INCENTIVE PLAN

1.	Purpose

The purpose of this 2010 Stock Incentive Plan (the “Plan”) of PAREXEL International Corporation, a Massachusetts corporation (the “Company”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to align their interests with those of the Company’s stockholders. Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”) and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the “Board”).

2.	Eligibility

All of the Company’s employees, officers and directors, as well as consultants and advisors to the Company (as the terms consultant and advisor are defined and interpreted for purposes of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), or any successor form), are eligible to be granted Awards under the Plan. Each person who is granted an Award under the Plan is deemed a “Participant.” “Award” means Options (as defined in Section 5), SARs (as defined in Section 6), Restricted Stock (as defined in Section 7), Restricted Stock Units (as defined in Section 7) and Other Stock-Based Awards (as defined in Section 8).

3.	Administration and Delegation

(a) Administration by Board of Directors.  The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award.

(b) Appointment of Committees.  To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Board” shall mean the Board or a Committee of the Board to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee.

(c) Awards to Non-Employee Directors.  Discretionary Awards to non-employee directors will only be granted and administered by a Committee, each member of which is an “independent director” as defined in Section 5605(a)(2) of the NASDAQ Marketplace Rules or any successor rules.

4.	Stock Available for Awards

(a) Number of Shares; Share Counting.

(1) Authorized Number of Shares.  Subject to adjustment under Section 9, Awards may be made under the Plan for up to 2,000,000 shares of common stock, $.01 par value per share, of the Company (the “Common Stock”) any or all of which Awards may be issued in the form of Incentive Stock Options (as defined in Section 5(b)).

(2) Fungible Share Counting.  Subject to adjustment under Section 9, (A) any Award that is not a Full Value Award made under this Plan shall be counted against the share reserve specified in Section 4(a)(1) as one share for each share of Common Stock subject to such Award and (B) any awards of Restricted Stock or Restricted Stock Units or Other Stock Based Award with a per share or per unit exercise price that is less than 100% of the Fair Market Value (as defined below) of the Common Stock on the date of grant (each, a “Full Value Award”) made under this Plan shall be counted against the share limitations specified in Sections 4(a)(1), 7(d), 8(c) and 10(h) as two shares for each one share of Common Stock underlying the Award. To the extent a share that was subject to an Award that was counted as one share is returned to the Plan pursuant to Section 4(a)(3), the share reserve will be credited with one share. To the extent a share that was subject to an Award that was counted as two shares is returned to the Plan pursuant to Section 4(a)(3), the share reserve will be credited with two shares.

(3) Other Share Counting Rules.  For purposes of counting the number of shares available for the grant of Awards under the Plan and under the sublimits contained in Sections 7(d), 8(c) and 10(h):

(a) all shares of Common Stock covered by SARs shall be counted against the number of shares available for the grant of Awards; provided, however, that (i) SARs that may be settled in cash only shall not be so counted and (ii) ) if the Company grants an SAR in tandem with an Option for the same number of shares of Common Stock and provides that only one such Award may be exercised (a “Tandem SAR”), only the shares covered by the Option, and not the shares covered by the Tandem SAR, shall be so counted, and the expiration of one in connection with the other’s exercise will not restore shares to the Plan;

(b) if any Award (A) expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or (B) results in any Common Stock not being issued (including as a result of an SAR that was settleable either in cash or in stock actually being settled in cash), the unused Common Stock covered by such Award shall again be available for the grant of Awards; provided, however, in the case of Incentive Stock Options (as hereinafter defined), the foregoing shall be subject to any limitations under the Code; and provided further, in the case of SARs, that the full number of shares subject to any stock-settled SAR shall be counted against the shares available under the Plan regardless of the number of shares actually used to settle such SAR upon exercise;

(c) shares of Common Stock tendered to the Company by a Participant to (i) purchase shares of Common Stock upon the exercise of an Award or (ii) satisfy tax withholding obligations (including shares retained from the Award creating the tax obligation) shall not be added back to the number of shares available for the future grant of Awards; and

(d) shares of Common Stock repurchased by the Company on the open market using the proceeds from the exercise of an Award shall not increase the number of shares available for future grant of Awards.

(b) Sub-limits.  Subject to adjustment under Section 9, the following sub-limit on the number of shares subject to Awards shall apply:

(1) Section 162(m) Per-Participant Limit.  The maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant under the Plan shall be 1,000,000 per fiscal year. For purposes of the foregoing limit, the combination of an Option in tandem with an SAR (as each is hereafter defined) shall be treated as a single Award. The per-Participant limit described in this Section 4(b)(1) shall be construed and applied consistently with Section 162(m) of the Code or any successor provision thereto, and the regulations thereunder (“Section 162(m)”). Shares underlying both Full-Value Awards and Awards that are not Full-Value Awards will be counted on a one-for-one basis for purposes of this sub-limit.

(c) Substitute Awards.  In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Awards may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the Plan. Substitute Awards shall not count against the overall share limit set forth in Section 4(a)(1) or any sub-limits contained in the Plan, except as may be required by reason of Section 422 and related provisions of the Code.

5.	Stock Options

(a) General.  The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option which is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a “Nonstatutory Stock Option”.

(b) Incentive Stock Options.  An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of PAREXEL International Corporation, any of PAREXEL International Corporation’s parent or subsidiary corporations (as defined in Sections 424(e) or (f) of the Code) at the time of grant, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option or if the Company converts an Incentive Stock Option to a Nonstatutory Stock Option.

(c) Exercise Price.  The Board shall establish the exercise price of each Option and specify such exercise price in the applicable option agreement; provided, however, that the exercise price shall be not less than 100% of the Fair Market Value (as defined below) at the time the Option is granted. If the Board approves the grant of an Option with an exercise price to be determined on a future date, the exercise price shall not be less than 100% of the Fair market Value on such future date.

(d) Duration of Options.  Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement; provided, however, that no Option will be granted for a term in excess of 8 years.

(e) Exercise of Option.  Options may be exercised by delivery to the Company of a notice of exercise in a form (which may be electronic) approved by the Company together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised. Shares of Common Stock subject to the Option will be delivered by the Company as soon as practicable following exercise.

(f) Payment Upon Exercise.  Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

(1) in cash or by check, payable to the order of the Company;

(2) except as the Board may otherwise provide in an option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

(3) when the Common Stock is registered under the Securities Exchange Act of 1934 (the “Exchange Act”), and to the extent provided for in the form of applicable Option agreement or approved by the Board, in its sole discretion, by delivery of shares of Common Stock owned by the Participant valued at their fair market value as determined by (or in a manner approved by) the Board (“Fair Market Value”), provided (i) such method of payment is then permitted under applicable law, (ii) such Common Stock, if acquired directly from the Company, was owned by the Participant for such minimum period of time, if any, as may be established by the Board in its discretion and (iii) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;

(4) to the extent provided for in the applicable Nonstatutory Stock Option agreement or approved by the Board, in its sole discretion, by delivery of a notice of “net exercise” to the Company, as a result of which the Participant would receive (i) the number of shares underlying the portion of the Option being exercised, less (ii) such number of shares as is equal to (A) the aggregate exercise price for the portion of the Option being exercised divided by (B) the Fair Market Value on the date of exercise;

(5) to the extent permitted by applicable law and provided for in the applicable Option agreement or approved by the Board, in its sole discretion, payment of such other lawful consideration as the Board may determine; or

(6) by any combination of the above permitted forms of payment.

(g) Limitation on Repricing.  Unless such action is approved by the Company’s stockholders, the Company may not (except as provided under Section 9): (1) amend any outstanding Option granted under the Plan to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Option; (2) cancel any outstanding option (whether or not granted under the Plan) and grant in substitution therefore new Awards under the Plan (other than Awards granted pursuant to Section 4(c)) covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled option; (3) cancel in exchange for a cash payment any outstanding Option with an exercise price per share above the then-current Fair Market Value, other than pursuant to Section 9; or (4) take any other action under the Plan that constitutes a “repricing” within the meaning of the rules of the Nasdaq Stock Market (“NASDAQ”).

(h) No Reload Rights.  No Option granted under the Plan shall contain any provision entitling the optionee to the automatic grant of additional Options in connection with any exercise of the original Option.

6.	Stock Appreciation Rights.

(a) General.  The Board may grant Awards consisting of stock appreciation rights (“SARs”) entitling the holder, upon exercise, to receive an amount of Common Stock or cash or a combination thereof (such form to be determined by the Board) determined by reference to appreciation, from and after the date of grant, in the Fair Market Value of a share of Common Stock over the measurement price established pursuant to Section 6(b). The date as of which such appreciation is determined shall be the exercise date.

(b) Measurement Price.  The Board shall establish the measurement price of each SAR and specify it in the applicable SAR agreement. The measurement price shall not be less than 100% of the Fair Market Value on the date the SAR is granted; provided that if the Board approves the grant of an SAR effective as of a future date, the measurement price shall be not less than 100% of the Fair Market Value on such future date.

(c) Duration of SARs.  Each SAR shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable SAR agreement; provided, however, that no SAR will be granted with a term in excess of 8 years.

(d) Exercise of SARs.  SARs may be exercised by delivery to the Company of a notice of exercise in a form (which may be electronic) approved by the Company, together with any other documents required by the Board.

(e) Limitation on Repricing.  Unless such action is approved by the Company’s stockholders, the Company may not (except as provided for under Section 9): (1) amend any outstanding SAR granted under the Plan to provide a measurement price per share that is lower than the then-current measurement price per share of such outstanding SAR, (2) cancel any outstanding SAR (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan (other than Awards granted pursuant to Section 4(c)) covering the same or a different number of shares of Common Stock and having an exercise or measurement price per share lower than the then-current measurement price per share of the cancelled SAR, (3) cancel in exchange for a cash payment any outstanding SAR with a measurement price per share above the then-current Fair Market Value, other than pursuant to Section 9, or (4) take any other action under the Plan that constitutes a “repricing” within the meaning of the rules of NASDAQ.

7.	Restricted Stock; Restricted Stock Units.

(a) General.  The Board may grant Awards entitling recipients to acquire shares of Common Stock (“Restricted Stock”), subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award. Instead of granting Awards for Restricted Stock, the Board may grant Awards entitling the recipient to receive shares of Common Stock to be delivered at the time such shares of Common Stock vest (“Restricted Stock Units”) (Restricted Stock and Restricted Stock Units are each referred to herein as a “Restricted Stock Award”).

(b) Terms and Conditions.  The Board shall determine the terms and conditions of a Restricted Stock Award, including the conditions for repurchase (or forfeiture) and the issue price, if any.

(c) Stock Certificates.  Any stock certificates issued in respect of Restricted Stock, as well as dividends or distributions paid on such Restricted Stock, shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death (the “Designated Beneficiary”). In the absence of an effective designation by a Participant, “Designated Beneficiary” shall mean the Participant’s estate.

(d) Limitations on Vesting.

(1) Restricted Stock Awards that vest based on the passage of time alone shall be zero percent vested prior to the first anniversary of the date of grant, no more than 33 1/3% vested prior to the second anniversary of the date of grant, and no more than 66 2/3% vested prior to the third anniversary of the date of grant. Restricted Stock Awards that vest upon the passage of time and provide for accelerated vesting based on performance shall not vest prior to the first anniversary of the date of grant. This subsection 7(d)(1) shall not apply to (A) Awards granted pursuant to Section 10(i) or (B) to a maximum of 200,000 shares of Common Stock with respect to which Restricted Stock Awards and Other Stock Based, in the aggregate, may be granted.

(2) Notwithstanding any other provision of this Plan, the Board may, in its discretion, either at the time a Restricted Stock Award is made or at any time thereafter, waive its right to repurchase shares of Common Stock (or waive the forfeiture thereof) or remove or modify any part or all of the restrictions applicable to the Restricted Stock Award, provided that the Board may only exercise such rights in extraordinary circumstances which shall include, without limitation, death or disability of the Participant; estate planning needs of the Participant; a merger, consolidation, sale, reorganization, recapitalization, or change in control of the Company; or any other nonrecurring significant event affecting the Company, a Participant or the Plan.

(e) Dividends.

(1) Restricted Stock.  Unless otherwise provided in the applicable Restricted Stock Award agreement, any dividends (whether paid in cash, stock or property) declared and paid by the Company with respect to shares of Restricted Stock (“Accrued Dividends”) shall be paid to the Participant only if and when such shares become free from the restrictions on transferability and forfeitability that apply to such shares. Each payment of Accrued Dividends will be made no later than the end of the calendar year in which the dividends are paid to stockholders of that class of stock or, if later, the 15th day of the third month following the lapsing of the restrictions on transferability and the forfeitability provisions applicable to the underlying shares of Restricted Stock. .

(2) Restricted Stock Units.  The Award agreement for Restricted Stock Units may provide Participants with the right to receive an amount equal to any dividends or other distributions declared and paid on an equal number of outstanding shares of Common Stock (“Dividend Equivalents”). Dividend Equivalents may be paid currently or credited to an account for the Participant, may be settled in cash and/or shares of Common Stock and may be subject to the same restrictions on transfer and forfeitability as the Restricted Stock Units with respect to which paid, in each case to the extent provided in the Award agreement.

8.	Other Stock-Based Awards

(a) General.  Other Awards of shares of Common Stock, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other property, may be granted hereunder to Participants (“Other Stock-Based-Awards”). Such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock-Based Awards may be paid in shares of Common Stock or cash, as the Board shall determine.

(b) Terms and Conditions.  Subject to the provisions of the Plan, the Board shall determine the terms and conditions of each Other Stock-Based Award, including any purchase price applicable thereto.

(c) Limitations on Vesting.

(1) Other Stock Based Awards that vest based on the passage of time alone shall be zero percent vested prior to the first anniversary of the date of grant, no more than 33 1/3% vested prior to the second anniversary of the date of grant, and no more than 66 2/3% vested prior to the third anniversary of the date of grant. Other Stock Based Awards that vest upon the passage of time and provide for accelerated vesting based on performance shall not vest prior to the first anniversary of the date of grant. This subsection 8(c)(1) shall not apply to (A) Awards granted pursuant to Section 10(i) or (B) to a maximum of 200,000 shares of Common Stock with respect to which Restricted Stock Awards and Other Stock Based Awards, in the aggregate, may be granted.

(2) Notwithstanding any other provision of this Plan, the Board may, in its discretion, either at the time an Other Stock Based Award is made or at any time thereafter, waive its right to repurchase shares of Common Stock (or waive the forfeiture thereof) or remove or modify any part or all of the restrictions applicable to the Other Stock Based Award, provided that the Board may only exercise such rights in extraordinary circumstances which shall include, without limitation, death or disability of the Participant; estate planning needs of the Participant; a merger, consolidation, sale, reorganization, recapitalization, or change in control of the Company; or any other nonrecurring significant event affecting the Company, a Participant or the Plan.

9.	Adjustments for Changes in Common Stock and Certain Other Events.

(a) Changes in Capitalization.  In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under the Plan, (ii) the share counting rules and sublimits set forth in Sections 4(a) and 4(b) and the minimum vesting rules in Section 7(d), (iii) the number and class of securities and exercise price per share of each outstanding Option, (iv) the share and per-share provisions and the measurement price of each outstanding SAR, (v) the number of shares subject to and the repurchase price per share subject to each outstanding Restricted Stock Award and (vi) the share and per-share-related provisions and the purchase price, if any, of each outstanding Other Stock-Based Award, shall be equitably adjusted by the Company (or substituted Awards may be made, if applicable) in the manner determined by the Board. Without limiting the generality of the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to an outstanding Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

(b) Reorganization Events.

(1) Definition.  A “Reorganization Event” shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (b) any transfer or disposition of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange or other transaction or (c) any liquidation or dissolution of the Company.

(2) Consequences of a Reorganization Event on Awards Other than Restricted Stock.

(a) In connection with a Reorganization Event, the Board may take any one or more of the following actions as to all or any (or any portion of) outstanding Awards other than Restricted Stock on such terms as the Board determines (except to the extent specifically provided otherwise in an applicable Award agreement or another agreement between the Company and the Participant): (i) provide that such Awards shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to a Participant, provide that all of the Participant’s unexercised Awards will terminate immediately prior to the consummation of such Reorganization Event unless exercised by the Participant (to the extent then exercisable) within a specified period following the date of such notice, (iii) provide that outstanding Awards shall become exercisable, realizable, or deliverable, or restrictions applicable to an Award shall lapse, in whole or in part prior to or upon such Reorganization Event, (iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to Participants with respect to each Award held by a Participant equal to (A) the number of shares of Common Stock subject to the vested portion of the Award (after giving effect to any acceleration of vesting that occurs upon or immediately prior to such Reorganization Event) multiplied by (B) the excess, if any, of (I) the Acquisition Price over (II) the exercise, measurement or purchase price of such Award and any applicable tax withholdings, in exchange for the termination of such Award, (v) provide that, in connection with a liquidation or dissolution of the Company, Awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise, measurement or purchase price thereof and any applicable tax withholdings) and (vi) any combination of the foregoing. In taking any of the actions permitted under this Section 9(b)(2), the Board shall not be obligated by the Plan to treat all Awards, all Awards held by a Participant, or all Awards of the same type, identically.

(b) Notwithstanding the terms of Section 9(b)(2)(A), in the case of outstanding Restricted Stock Units that are subject to Section 409A of the Code: (i) if the applicable Restricted Stock Unit agreement provides that the Restricted Stock Units shall be settled upon a “change in control event” within the meaning of Treasury Regulation Section 1.409A-3(i)(5)(i), and the Reorganization Event constitutes such a “change in control event”, then no assumption or substitution shall be permitted pursuant to Section 9(b)(2)(A)(i) and the Restricted Stock Units shall instead be settled in accordance with the terms of the applicable Restricted Stock Unit agreement; and (ii) the Board may only undertake the actions set forth in clauses (iii), (iv) or (v) of Section 9(b)(2)(A) if the Reorganization Event constitutes a “change in control event” as defined under Treasury Regulation Section 1.409A-3(i)(5)(i) and such action is permitted or required by Section 409A of the Code; if the Reorganization Event is not a “change in control event” as so defined or such action is not permitted or required by Section 409A of the Code, and the acquiring or succeeding corporation does not assume or substitute the Restricted Stock Units pursuant to clause (i) of Section 9(b)(2)(A), then the unvested Restricted Stock Units shall terminate immediately prior to the consummation of the Reorganization Event without any payment in exchange therefor.

(c) For purposes of Section 9(b)(2)(A)(i), an Award (other than Restricted Stock) shall be considered assumed if, following consummation of the Reorganization Event, such Award confers the right to purchase or receive pursuant to the terms of such Award, for each share of Common Stock subject to the Award immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise or settlement of the Award to consist solely of such number of shares of common stock of the acquiring or succeeding corporation (or an affiliate thereof) that the Board determined to be equivalent in value (as of the date of such determination or another date specified by the Board) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

(3) Consequences of a Reorganization Event on Restricted Stock.  Upon the occurrence of a Reorganization Event other than a liquidation or dissolution of the Company, the repurchase and other rights of the Company with respect to outstanding Restricted Stock shall inure to the benefit of the Company’s successor and shall, unless the Board determines otherwise, apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to such Restricted Stock; provided, however, that the Board may provide for termination or deemed satisfaction of such repurchase or other rights under the instrument evidencing any Restricted Stock or any other agreement between a Participant and the Company, either initially or by amendment. Upon the occurrence of a Reorganization Event involving the liquidation or dissolution of the Company, except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock or any other agreement between a Participant and the Company, all restrictions and conditions on all Restricted Stock then outstanding shall automatically be deemed terminated or satisfied.

10.	General Provisions Applicable to Awards

(a) Transferability of Awards.  Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option and Awards that are subject to Section 409A of the Code, pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant; provided, however, that, except with respect to Awards that are subject to Section 409A of the Code, the Board may permit or provide in an Award for the gratuitous transfer of the Award by the Participant to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the Participant and/or an immediate family member thereof if the Company would be eligible to use a Form S-8 under the Securities Act for the registration of the sale of the Common Stock subject to such Award to such proposed transferee; provided further, that the Company shall not be required to recognize any such permitted transfer until such time as such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of the Award. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees. For the avoidance of doubt, nothing contained in this Section 10(a) shall be deemed to restrict a transfer to the Company.

(b) Documentation.  Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

(c) Board Discretion.  Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

(d) Termination of Status.  The Board shall determine the effect on an Award of the disability, death, termination or other cessation of employment or service, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award.

(e) Withholding.  The Participant must satisfy all applicable federal, state, and local or other income and employment tax withholding obligations before the Company will deliver stock certificates or otherwise recognize ownership of Common Stock under an Award. The Company may decide to satisfy the withholding obligations through additional withholding on salary or wages. If the Company elects not to or cannot withhold from other compensation, the Participant must pay the Company the full amount, if any, required for withholding or have a broker tender to the Company cash equal to the withholding obligations. Payment of withholding obligations is due before the Company will issue any shares on exercise, vesting or release from forfeiture of an Award or at the same time as payment of the exercise or purchase price, unless the Company determines otherwise. If provided for in an Award or approved by the Board in its sole discretion, a Participant may satisfy such tax obligations in whole or in part by delivery (either by actual delivery or attestation) of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, except as otherwise provided by the Board, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). Shares used to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

(f) Amendment of Award.  Except as otherwise provided in Sections 5(g), 6(e), 7(d), 8(c) and 10(h), the Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant’s consent to such action shall be required unless (i) the Board determines that the action, taking into account any related action, does not materially and adversely affect the Participant or (ii) the change is permitted under Section 9.

(g) Conditions on Delivery of Stock.  The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

(h) Acceleration.

(1) Restricted Stock Awards and Other Stock Based Awards.  The Board may, at any time, provide that a Restricted Stock Award or Other Stock-Based Award shall become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be, subject to the limitations provided in Sections 7(d) and 8(c).

(2) Options and Stock Appreciation Rights.  With respect to any Option or SAR, the Board may, in its discretion, either at the time an Option or an SAR is granted or at any time thereafter, provide that such Option or SAR shall become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be (collectively, “accelerated”), (A) as a result of the death or disability of a Participant; the estate planning needs of a Participant; a merger, consolidation, sale, reorganization, recapitalization, or change in control of the Company; or any other nonrecurring significant event affecting the Company, a Participant or the Plan or (B) in any other circumstance, provided that the number of Options and SARs that may be accelerated, together with any Restricted Stock Awards that do not satisfy the minimum vesting provisions in Sections 7(d) and 8(c), may not in the aggregate exceed 200,000 shares of Common Stock

(i) Performance Conditions.

(1) This Section 10(i) shall be administered by a Committee (the “Section 162(m) Committee”) approved by the Board, all of the members of which are “outside directors” as defined by Section 162(m).

(2) Notwithstanding any other provision of the Plan, if the Section 162(m) Committee determines, at the time a Restricted Stock Award or Other Stock Based Award is granted to a Participant, that such Participant is, or may be as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee (as defined in Section 162(m)), then the Section 162(m) Committee may provide that this Section 10(i) is applicable to such Award.

(3) If a Restricted Stock Award or Other Stock Based Award is subject to this Section 10(i), then the lapsing of restrictions thereon and the distribution of cash or Shares pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Section 162(m) Committee, which shall be based on the relative or absolute attainment of specified levels of one or any combination of the following, which may be determined pursuant to generally accepted accounting principles (“GAAP”) or on a non-GAAP basis, as determined by the Section 162(m) Committee: (a) earnings, (b) revenues, (c) expenses, (d) stock price, (e) achievement of balance sheet or income statement objectives, (f) total shareholder return, (g) cash flow, or (h) backlog, and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. Such performance goals may be adjusted to exclude any one or more of (i) extraordinary items, (ii) gains or losses on the dispositions of discontinued operations, (iii) the cumulative effects of changes in accounting principles, (iv) the writedown of any asset, and (v) charges for restructuring and rationalization programs. Such performance goals: (i) may vary by Participant and may be different for different Awards; (ii) may be particular to a Participant or the department, branch, line of business, subsidiary or other unit in which the Participant works and may cover such period as may be specified by the Section 162(m) Committee; and (iii) shall be set by the Section 162(m) Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m).

(4) Notwithstanding any provision of the Plan, with respect to any Restricted Stock Award or Other Stock Based Award that is subject to this Section 10(i), the Section 162(m) Committee may adjust downwards, but not upwards, the cash or number of Shares payable pursuant to such Award, and the Section 162(m) Committee may not waive the achievement of the applicable performance goals except in the case of the death or disability of the Participant or a change in control of the Company.

(5) The Section 162(m) Committee shall have the power to impose such other restrictions on Awards subject to this Section 10(i) as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code, or any successor provision thereto.

11.	Miscellaneous

(a) No Right To Employment or Other Status.  No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

(b) No Rights As Stockholder.  Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares.

(c) Effective Date and Term of Plan.  The Plan shall become effective on the date on which it is adopted by the Board, but no Award may be granted unless and until the Plan has been approved by the Company’s stockholders. No Awards shall be granted under the Plan after the completion of 10 years from the earlier of (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by the Company’s stockholders, but Awards previously granted may extend beyond that date.

(d) Amendment of Plan.  The Board may amend, suspend or terminate the Plan or any portion thereof at any time provided that (i) to the extent required by Section 162(m), no Award granted to a Participant that is intended to comply with Section 162(m) after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award, unless and until the Company’s stockholders approve such amendment in the manner required by Section 162(m); (ii) no amendment that would require stockholder approval under the rules of NASDAQ may be made effective unless and until the Company’s stockholders approve such amendment; and (iii) if NASDAQ amends its corporate governance rules so that such rules no longer require stockholder approval of “material amendments” to equity compensation plans, then, from and after the effective date of such amendment to the NASDAQ rules, no amendment to the Plan (A) materially increasing the number of shares authorized under the Plan (other than pursuant to Section 4(c) or 9), (B) expanding the types of Awards that may be granted under the Plan, or (C) materially expanding the class of participants eligible to participate in the Plan shall be effective unless and until the Company’s stockholders approve such amendment. In addition, if at any time the approval of the Company’s stockholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, the Board may not effect such modification or amendment without such approval. Unless otherwise specified in the amendment, any amendment to the Plan adopted in accordance with this Section 11(d) shall apply to, and be binding on the holders of, all Awards outstanding under the Plan at the time the amendment is adopted, provided the Board determines that such amendment, taking into account any related action, does not materially and adversely affect the rights of Participants under the Plan. No Award shall be made that is conditioned upon stockholder approval of any amendment to the Plan unless the Award provides that (i) it will terminate or be forfeited if stockholder approval of such amendment is not obtained within no more than 12 months from the date of grant and (2) it may not be exercised or settled (or otherwise result in the issuance of Common Stock) prior to such stockholder approval.

(e) Authorization of Sub-Plans (including for Grants to non-U.S. Employees).  The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable securities, tax or other laws of various jurisdictions. The Board shall establish such sub-plans by adopting supplements to the Plan containing (i) such limitations on the Board’s discretion under the Plan as the Board deems necessary or desirable or (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Board shall deem necessary or desirable. All supplements adopted by the Board shall be deemed to be part of the Plan, but each supplement shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any supplement to Participants in any jurisdiction which is not the subject of such supplement.

(f) Compliance with Section 409A of the Code.  Except as provided in individual Award agreements initially or by amendment, if and to the extent (i) any portion of any payment, compensation or other benefit provided to a Participant pursuant to the Plan in connection with his or her employment termination constitutes “nonqualified deferred compensation” within the meaning of Section 409A of the Code and (ii) the Participant is a specified employee as defined in Section 409A(a)(2)(B)(i) of the Code, in each case as determined by the Company in accordance with its procedures, by which determinations the Participant (through accepting the Award) agrees that he or she is bound, such portion of the payment, compensation or other benefit shall not be paid before the day that is six months plus one day after the date of “separation from service” (as determined under Section 409A of the Code) (the “New Payment Date”), except as Section 409A of the Code may then permit. The aggregate of any payments that otherwise would have been paid to the Participant during the period between the date of separation from service and the New Payment Date shall be paid to the Participant in a lump sum on such New Payment Date, and any remaining payments will be paid on their original schedule.

(g) Limitations on Liability.  Notwithstanding any other provisions of the Plan, no individual acting as a director, officer, employee or agent of the Company will be liable to any Participant, former Participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan, nor will such individual be personally liable with respect to the Plan because of any contract or other instrument he or she executes in his or her capacity as a director, officer, employee or agent of the Company. The Company will indemnify and hold harmless each director, officer, employee or agent of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been or will be delegated, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Board’s approval) arising out of any act or omission to act concerning the Plan unless arising out of such person’s own fraud or bad faith.

(h) Governing Law.  The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts, excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than such state.

004CTI0155

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — PAREXEL International Corporation

PROXY FOR 2010 ANNUAL MEETING OF SHAREHOLDERS – DECEMBER 9, 2010
SOLICITED BY THE BOARD OF DIRECTORS
Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting of Shareholders to Be Held on December 9, 2010
The Proxy Statement dated October 29, 2010 and our 2010 Annual Report are available for viewing, printing and downloading at www.edocumentview.com/prxl
The undersigned Shareholder of PAREXEL International Corporation, a Massachusetts corporation, revoking all prior proxies, hereby appoints James F. Winschel, Jr. and Douglas A. Batt and each of them, proxies, with full power of substitution, to vote all shares of Common Stock of PAREXEL International Corporation which the undersigned is entitled to vote at the 2010 Annual Meeting of Shareholders of the Company to be held at the Doubletree Guest Suites Hotel, 550 Winter Street, Waltham, MA 02451 on December 9, 2010 at 2:30 p.m., local time, and at any adjournments thereof, upon matters set forth in the Notice of Annual Meeting of Shareholders and Proxy Statement dated October 29, 2010, a copy of which has been received by the undersigned, and in their discretion upon any other business that may properly come before the meeting or any adjournments thereof. Attendance of the undersigned at the meeting or at any adjourned session thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate thereat the intention of the undersigned to vote said shares in person.
THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR THE PROPOSALS IN ITEMS 2 AND 3.
CONTINUED AND TO BE SIGNED ON REVERSE SIDE

PAREXEL
International Corporation

Electronic Voting Instructions
You can vote by Internet!
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose the voting method outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet must be received by 1:00 a.m., Central Time, on December 9, 2010.

Vote by Internet
•	Log on to the Internet and go to
www.envisionreports.com/PRXL
•	Follow the steps outlined on the secured website.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

 A   Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and Proposal 3.

1. Election of Directors*:	For	Withhold		For	Withhold		For	Withhold	+

01 - A. Dana Callow, Jr.	☐	☐	02 - Christopher J. Lindop	☐	☐	03 - Josef H. von Rickenbach	☐	☐

*To elect three (3) Class III Directors to serve for a term continuing until the annual meeting of shareholders in 2013 and until his successor is duly elected & qualified.

		For	Against	Abstain			For	Against	Abstain

2.	Approval of the 2010 Stock Incentive Plan.	☐	☐	☐	3.	To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2011.	☐	☐	☐
 B   Non-Voting Items
Change of Address — Please print new address below.

 C   Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
THIS PROXY SHOULD BE DATED AND SIGNED BY THE SHAREHOLDER(S) EXACTLY AS HIS OR HER NAME APPEARS HEREON AND RETURNED PROMPTLY IN THE ENCLOSED ENVELOPE. PERSONS SIGNING IN A FIDUCIARY CAPACITY SHALL SO INDICATE. IF SHARES ARE HELD BY JOINT TENANTS OR AS COMMUNITY PROPERTY, BOTH SHOULD SIGN.

Date (mm/dd/yyyy) — Please print date below.		Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

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